Exhibit (c)(21)
today Presentation to the Conflicts Committee of Hiland Partners GP Holdings, LLC Project Horizon Discussion Materials November 3, 2009 Confidential Presentation

Table of Contents Agenda 1. Introduction 2. Recap of Strategic Alternatives 3. Summary Valuation Appendices A. Additional Valuation Analysis B. Additional Financial Detail C. Unit Price Performance

Disclaimer The following pages contain material that was provided to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of Hiland Partners GP Holdings, LLC (the “Company”) by Barclays Capital Inc. (“Barclays Capital”), the United States affiliate of Barclays Capital, the investment banking division of Barclays Bank PLC. The accompanying material was compiled or prepared on a confidential basis for consideration by the Conflicts Committee and the Board of Directors and not with a view toward public disclosure under state and federal securities laws and, except as required by law, no part of it may be reproduced, distributed or transmitted without the prior consent of Barclays Capital. The information contained in this material was obtained from the Company and other publicly available sources, and Barclays Capital has relied upon such information without independent verification thereof. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays Capital. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities described herein. Any estimates and projections for the Company contained herein have been prepared by management of the Company, were obtained from publicly available sources or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays Capital assumes no obligation to update or otherwise revise these materials. Because these materials were prepared for use in the context of a presentation to the Conflicts Committee, the material was not prepared to comply with the disclosure standards set forth under state and federal securities laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Conflicts Committee, neither the Company nor Barclays Capital nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Conflicts Committee. Barclays Capital, its affiliates and the individuals associated therewith may (in various capacities) have positions or deal in transactions or securities (or related derivatives) of the Company or any counterparty to the transaction contemplated herein. IRS Circular 230 Disclosure: Barclays Capital and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor. 1

Introduction

Introduction

Introduction

- Barclays Capital has been mandated by the Conflicts Committee of the Board of Directors (the "Conflicts Committee") of Hiland Partners GP Holdings, LLC to provide financial advisory services in connection with a potential transaction between Mr. Harold Hamm and certain affiliates ("Mr. Hamm") and Hiland Holdings GP, LP ("HPGP")
- The original transaction proposed by Mr. Hamm on January 15, 2009 involved the acquisition of all the outstanding common units of HPGP not owned by Mr. Hamm and his affiliates for $3.20 in cash per unit
  - The offer was conditioned on the successful acquisition by the purchasers of all the outstanding common units of Hiland Partners, LP ("HLND" or the "MLP") not already owned by HPGP for $9.50 in cash per common unit
- On April 20, 2009, Mr. Hamm revised his original offer
  - Revised offer was $2.40 per HPGP unit; all other offer terms remained unchanged
    - Mr. Hamm simultaneously revised the HLND offer to $7.75 per HLND unit
- On April 27, 2009, HLND announced its decision to suspend quarterly distributions on its common and subordinated units beginning with the first quarter distribution of 2009
  - HPGP also announced the suspension of its quarterly distributions
  - As a result of the HLND distribution suspension: i) HPGP has zero cash inflows; ii) arrearages have accumulated on the common units (with the subordinated units owned by HPGP not able to receive distributions until all of the arrearages are paid in full on the common units); and iii) HPGP is not able to receive cash distributions related to the incentive distribution rights (IDRs) until all arrearages are paid and the distribution is increased to certain levels above the MQD
- On October 20, 2009, the special unitholder meetings of both HPGP and HLND were adjourned, having received affirmative votes from ~43% of the outstanding units held by the public (50% required)
- On October 26, 2009, Mr. Hamm revised his previous offer to $3.20 per HPGP unit; all other offer terms remain unchanged
    - Mr. Hamm simultaneously revised the HLND offer to $10.00 per HLND unit
    - The merger agreements between Mr. Hamm and both HPGP and HLND were amended to extend the end date until November 6, 2009
- In this presentation, we review the offer for HPGP from a financial point of view

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Market Update

Introduction

Data as of:	Original Offer $3.20 (1/15/09)	First Revised Offer $2.40 (4/20/09)	June 1st Board Meeting $2.40 (5/28/09)	Second Revised Offer $3.20 (10/29/2009)	Change Since 5/28/09 Absolute	Change Since 5/28/09 %
Alerian MLP Index	190	201	222	259	36	16.3%
HPGP Unit Price	$2.84	$2.41	$1.63	$3.16	$1.53	93.9%
HLND Unit Price	$8.70	$7.82	$5.40	$9.80	$4.40	81.5%
Atlas Pipeline Partners	$6.24	$3.90	$5.18	$7.24	$2.06	39.8%
Crosstex Energy	$5.10	$1.95	$3.12	$6.24	$3.12	100.0%
Atlas Pipeline Holdings	$3.24	$1.53	$2.74	$3.82	$1.08	39.4%
Crosstex Energy Inc.	$4.20	$1.90	$3.44	$6.13	$2.69	78.2%
DJIA	8,212	7,842	8,404	9,963	1,559	18.5%
S&P 500	844	832	907	1,066	159	17.6%
10-Year Treasury	2.201%	2.845%	3.673%	3.409%	(0.264%)	(7.188%)
WTI Spot	$35.40	$45.88	$65.08	$78.68	$13.60	20.9%
HHUB Spot	$5.27	$3.55	$3.55	$4.51	$0.96	27.0%
Crude / Gas	6.7x	12.9x	18.3x	17.4x	(0.9x)	(4.8%)
NGL MB Composite [1]	$0.78	$0.76	$0.90	$1.22	$0.32	35.6%
% WTI	92.6%	69.8%	58.1%	65.1%	7.1%	12.1%
NGL Conway Composite [1]	$0.77	$0.69	$0.81	$1.21	$0.40	49.2%
% WTI	91.9%	63.0%	52.4%	64.6%	12.2%	23.4%
HLND Inlet Volumes						
2009E	288,166	276,829	271,076	262,316	(8,760)	(3.2%)
2010E	290,387	274,782	262,296	229,902	(32,394)	(12.4%)
2011E	291,617	275,154	262,253	221,472	(40,781)	(15.6%)
HLND EBITDA [2]						
2009E	$40.3	$41.5	$44.9	$59.0	$14.2	31.5%
2010E	$45.9	$44.6	$48.0	$56.8	$8.8	18.3%
2011E	$43.6	$43.9	$47.9	$55.7	$7.8	16.3%

1. *Composites represent simple average.*
2. *Reflects management case EBITDA projections.*

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Organizational Structure

Introduction

Relationship Between Parties Involved

Description of Entity / Assets Held

- **Hiland Holdings GP, LP**
  - HPGP's cash generating assets consist of its ownership interests in HLND:
    - 100% ownership interest of the 2% general partner interest in HLND
    - 2,321,471 common units and 3,060,000 subordinated units of HLND
    - The incentive distribution rights in HLND, which entitle HPGP to receive increasing percentages of cash distributed by HLND above certain levels
- **Hiland Partners, LP**
  - Midstream assets consist of:
    - 14 natural gas gathering systems
    - Approximately 2,111 miles of gas gathering pipelines
    - Five natural gas processing plants
    - Seven natural gas treating facilities
    - Three NGL fractionation facilities
    - Compression assets consist of two air compression facilities and a water injection plant
- **Harold Hamm and Affiliates**
  - 61% LP interest in HPGP
  - Non-economic, controlling GP interest in HPGP through 100% ownership of Hiland Partners GP Holding, LLC

Current Ownership Structure


Harold Hamm & Affiliates
(13,138,052 HPGP Common Units)
Public
(8,469,448 HPGP Common Units)
100%
Hiland Partners GP Holding, LLC
61% LP Interest
0% GP Interest
Hiland Holdings GP, LP
(2,321,471 Common Units
3,060,000 Sub Units)
(NASDAQ: HPGP)
39% LP Interest
100% Interest
Hiland Partners GP, LLC
(2% GP Interest, IDR's)
Public
(3,967,784 Common Units)
56% LP Interest
2% GP Interest
42% LP Interest
Hiland Partners, LP
(NASDAQ: HLND)

Hiland Operating LLC

($ MM)

Debt:		Financial Data:	
Drawn (9/30/09)	$253	2009E EBITDA [1]	$59
Capital Leases	$4	2010E EBITDA [1]	$57
Total Debt	$257	Total Debt / LTM EBITDA	4.5x
		Total Debt / 2009E EBITDA	4.5x

1. *Assumes strip pricing and suspension of distributions in 2009.*

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Hiland Unit Price Performance Unit Prices Generally Supported by Mr. Hamm’s Offer Introduction 3 Following the original proposal made by Mr. Hamm on January 15, 2009, units of HPGP and HLND reacted favorably, outperforming the peer group 3 Eventually, HPGP and HLND units began to underperform, and following Mr. Hamm’s revised offer on April 20, 2009, fell further 3 Following the June 1 announcement, HPGP and HLND units traded at levels approaching the revised offer leading up to the October 20 special unitholder meetings 3 Since the second revised offer, both units have traded up closer to the respective offer levels Indexed Unit Price Performance — HPGP(1) Indexed Unit Price Performance — HLND(2) % Change % Change HPGP Peers Indexed Price HLND Peers Indexed Price 1 Day After Announcement 7.6% (1.7%) 1 Day After Announcement 10.1% (4.1%) 220 1 Week After Announcement 5.3% (1.5%) 240 1 Week After Announcement 9.0% (1.4%) Since Announcement 19.7% 58.3% 220 Since Announcement 24.1% 88.8% 200 180 200 180 160 140 160 140 120 120 100 100 80 80 60 60 40 1/1/2009 3/17/2009 5/29/2009 8/14/2009 10/29/2009 1/1/2009 3/17/2009 5/29/2009 8/14/2009 10/29/2009 HLND G&P Peers HPGP GP Peers Absolute Unit Price Performance — HPGP Absolute Unit Price Performance — HLND Unit Price Volume (‘000) Unit Price Volume (‘000) 1,000 700 $5.20 4/27/09 — Announced 4/27/09 — Announced 6/1/09 — Announced Merger $12.00 1/15/09 — Receipt of Original 1/15/09 — Receipt of Original Suspension of Quarterly 6/1/09 — Announced Merger 900 Suspension of Quarterly Agreement to be Acquired by $4.80 Distributions “Going Private” Proposal at Distributions Affiliates of Harold Hamm 10/26/09 — Receipt of 2nd 600 “Going Private” Proposal at Agreement to be Acquired by $11.00 $9.50 per unit Revised “Going Private” $3.20 per unit Affiliates of Harold Hamm 800 $4.40 Proposal at $10.00 per unit 700 $10.00 500 $4.00 4/20/09 — Receipt of 1st 600 $9.00 400 $3.60 Revised “Going Private” Proposal at $2.40 per unit 10/26/09 — Receipt of 2nd 500 $3.20 Revised “Going Private” $8.00 300 Proposal at $3.20 per unit 400 $2.80 $7.00 300 200 $2.40 $6.00 200 $2.00 4/20/09 — Receipt of 1st 100 100 $5.00 Revised “Going Private” $1.60 Proposal at $7.75 per unit 0 $4.00 0 1/1/2009 3/17/2009 5/29/2009 8/14/2009 10/29/2009 1/1/2009 3/17/2009 5/29/2009 8/14/2009 10/29/2009 Volume Traded HPGP Volume Traded HLND 1. GP Peers includes AHGP, AHD, BGH, XTXI, ETE, EPE, NRGP, NSH and PVG. 2. G&P Peers includes APL, CPNO, XTEX, DPM, MWE, MMLP, NGLS, and WPZ. 5

Offer Summary

Introduction

- The following tables illustrate the total value of Mr. Hamm's offers for HLND and HPGP, various offer premia and the implied value of the GP interest in Hiland

Total Equity Value of Offer

	Original Offer	First Revised Offer	Second Revised Offer	% Change From First Revised Offer
Public HPGP Units (MM)	8.5	8.5	8.5	
Offer Price / Unit	$3.20	$2.40	$3.20	33%
Value of HPGP Offer	$27.1	$20.3	$27.1	
Public HLND Units (MM)	4.0	4.0	4.0	
Offer Price / Unit	$9.50	$7.75	$10.00	29%
Value of HLND Offer	$37.7	$30.8	$39.7	
Total Offer Equity Value	$64.8	$51.1	$66.8	31%

Offer Premia

	HPGP	HLND
Offer Price / Unit	$3.20	$10.00
Premium to:		
Pre-Original Offer Close (1/14/09)	21.2%	26.6%
10-Day Average	(3.3%)	19.9%
30-Day Average	13.5%	43.4%
60-Day Average	(44.0%)	(25.1%)
52 Week High	(88.4%)	(80.6%)
Curent Price (10/29/09)	$3.16	$9.80
Premium	1.3%	2.0%

Implied Value of GP Interest [1]

(in millions, except per unit data)

Proposed Offer Price for HLND units	$10.00
HLND Common Units Owned by HPGP	2.3
Proposed Value	**$23.2**
HLND Subordinated Units Owned by HPGP	3.1
Assumed Discount to Common Unit Price	50%
Implied Unit Price of Subordinated units	$5.00
Implied Value of Subordinated Units	**$15.3**
Implied Total L.P. Unit Value	$38.5
Proposed Offer for HPGP	$3.20
HPGP Units Outstanding	21.6
Proposed Total Value for HPGP	$71.8
Less Value of L.P. Units	($38.5)
Implied Value of GP Interest in HLND	**$33.3**

1. *Assumes HLND offer price of $10.00 per unit.*

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Commodity Market Overview Introduction Recent Market Performance Commodities Natural NGL Crude / NGLs / $ / bbl Original Offer 1st Revised Crude Gas Composite Gas Crude 2nd Revised $ / MMbtu Offer 10-Year Median $42.98 $5.77 $27.44 7.5x 63.8% Offer $90$ 8.00 Current $79.87 $4.08 $40.78 19.6x 51.1% $80 $7.00 $70 $6.00 $60 $5.00 $50 $4.00 $40 $3.00 $30 $2.00 $20 $10$ 1.00 $0$ 0.00 10/22/2008 12/15/2008 2/4/2009 3/30/2009 5/20/2009 7/13/2009 9/1/2009 10/29/2009 NGL Composite Crude Natural Gas Frac Spreads Rig Count 10-Year Average $2.54 Rigs 1 Week 1 Month 12 Months $ / MMbtu 10-Year Median $1.61 Current Ago Ago Ago 2,500 $14.0 Current $6.97 Gas Directed Rigs 725 721 705 1,529 1 Month Ago $5.95 Total Rigs 1,048 1,040 1,010 1,964 $12.0 12 Months Ago $2.63 2,000 2nd Revised $10.0 Offer $8.0 Original 1st Revised 1,500 Offer Offer $6.0 1,000 $4.0 $2.0 500 $0.0 0 -$ 2.0 10/24/2008 1/2/2009 3/13/2009 5/22/2009 7/31/2009 10/9/2 10/29/2009 10/22/2008 1/3/2009 3/17/2009 5/29/2009 8/10/2009 10/22/ 10/29/2009 Gas Directed Rigs Other 7

Recap of Strategic Alternatives

Recap of Strategic Alternatives

Recap of Strategic Alternatives

Debt Alternatives	Commentary
Status Quo through 2010 – New Bank Credit Facility in 2011	▪ Current facility at L+225 ▪ Compliance through 2010 predicated on: ‣ Commodity prices holding up ‣ Using all distributable cash flow to pay down debt (no distributions) ‣ Potentially additional measures (equity, hedge accelerations) ▪ Short-term solution given May 2011 expiration
~~New Bank Credit Facility Pursued immediately~~	▪ Challenging market to raise new capital ▪ If Hiland had access, cost would be extremely expensive and covenants likely very restrictive ▪ Would likely need to go beyond existing "relationship" banks; facility capacity may be reduced ▪ Would represent negative carry versus existing facility ▪ We have assumed HLND keeps its current facility in place until 2011 maturity
~~High Yield Bond~~	▪ HLND's credit quality and comparable company yields indicate that while HLND may be able to access the market, cost would be considerable ▪ Does not delever Hiland; decreases free cash flow given higher cost ▪ Credit facility amendment required ▪ Less restrictive, incurrence-based covenants ▪ Minimum ratings threshold to access market
~~Mezzanine Financing~~	▪ Most expensive debt capital; mezzanine investors target a return of approximately 20%; comprised of ~15% interest plus equity upside (warrants, equity co-invest) ▪ Does not delever Hiland; decreases free cash flow given higher cost ▪ Credit facility amendment required ▪ Potential for less restrictive covenants ▪ Limitation on size; $150 million for any one transaction
~~Debt-for-Equity Exchange~~	▪ De-levering transaction to HLND ▪ Significant dilution to current L.P. unitholders ▪ Not likely a viable option as bank lenders have little or no interest in owning equity
~~Harold Hamm Direct Debt Paydown~~	▪ De-levering transaction to HLND ▪ Provide disproportionate benefit to public L.P. unitholders ▪ Would require an outright "gift" by Harold Hamm ‣ Not supported by return analysis

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Credit Facility Considerations Recap of Strategic Alternatives Projected Near Term Credit Facility Compliance 3 Given current and projected leverage levels, HLND is constrained by the Leverage Ratio covenant in its credit facility 3 Current credit facility contains a maximum Leverage Ratio covenant of 4.0x Debt / Trailing 12 Month EBITDA 3 HLND’s current (based on 9/30/09 balance sheet) leverage ratio is 4.48x 3 In Q1 2009, HLND elected to use the “step-up” provision to its Leverage Ratio, allowing 4.75x Debt / EBITDA for a period of 9 months 3 Suspension of distributions on April 27, 2009 was elected voluntarily to preserve cash flow for debt paydown 3 The step-up provision (effective Q1 2009) expires following Q3 2009 certification (around November 15, 2009) 3 Management’s projections show that covenant compliance with 4.0x maximum Leverage Ratio may be attained in Q4 2009 through either i) an equity infusion or ii) a hedge monetization 3 However, either action only defers the inevitable requirement to renew the credit facility before the May 2011 maturity 3 New bank facility terms are estimated to be significantly more onerous than current levels, with some lenders indicating LIBOR + 350 — 400 bps, LIBOR floors, significant upfront fees, etc. 3 Current pricing of LIBOR + 225 bps is very attractive; Harold Hamm take-private does not trigger a change of control, so facility can stay in place 3 Any amendment or new facility will most likely place formal restrictions on HLND’s ability to resume distributions unless in compliance with Leverage Ratio and other covenants 9

Bank Loan Market Review

Recap of Strategic Alternatives

Selected Comparable Transactions: Credit Facility Amendments

Borrower:	Crosstex Energy	Atlas Pipeline Partners
Ratings:	Not Rated	B- / B3
Amendment Date: Maturity Date:	February 27, 2009 June 29, 2011	May 29, 2009 July 27, 2013 / July 27, 2014
Facility Size:	$1,185mm R/C	$380mm R/C / $463MM T/L
Tenor:	5 years [1]	6 years / 7 years
Lead Arranger	BoA	Wachovia
Security:	Secured	Secured
LIBOR Floor:	2.75%	2.00%
Pricing Grid (bps):	Debt / EBITDA – Undrawn – Drawn Margin < 3.75x – 50.0 – 275.0 ≥ 3.75x – 50.0 – 325.0 ≥ 4.25x – 50.0 – 350.0 ≥ 5.00x – 50.0 – 400.0	Debt / EBITDA – Undrawn – Drawn Margin < 7.00x – 50.0 – 475.0 ≥ 7.00x – 50.0 – 575.0
Upfront Fees:	50 bps	50 bps
Financial Covenants:	Total Debt / EBITDA: ≤ 7.25x Q1 2009 ≤ 8.50x by Q4 2009 ≤ 4.50x by Q1 2011 EBITDA / Interest: ≥ 1.75x Q1 2009 ≥ 1.25x Q1 2010 ≥ 2.50x Q1 2011	Sr. Sec Debt / EBITDA: ≤ 3.00x Q1 2009 ≤ 5.75x by Q1 2010 ≤ 3.00x by Q1 2011 Total Debt / EBITDA: ≤ 5.50x Q1 2009 ≤ 9.25x by Q1 2010 ≤ 5.00x by Q1 2011 EBITDA / Interest: ≥ 2.50x Q1 2009 ≥ 1.40x Q1 2010 ≥ 2.75x Q1 2011
Additional Covenants:	$100MM payments due 9/30, 12/31, 3/31 Limitations on growth capital Distribution suspension if < 4.25x leverage Commitment reductions over time	Distribution suspension for 2009 Distribution reinstatement if ≤ 2.75x leverage Excess cash flow sweep based on leverage Capital expenditure limitation

1. *In July 2006, maturity was extended from June 2010 to June 2011.*

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Bank Loan Market Review

Recap of Strategic Alternatives

Selected Comparable Transactions: New Credit Facilities

Borrower:	Southcross Energy LLC	M2 Fairplay LLC	State Line Gathering System LLC	LDH Energy Asset Holdings II LLC
Ratings at Close: Ratings at Close:	Not Rated	Not Rated	Not Rated	Not Rated
Effective Date: Maturity Date:	June 2009 June 2012	In Market 3 years from close	In Market 3 years from close	In Market 3 years from close
Facility Size:	$30.0MM Revolver	$50.0MM Revolver	$75.0MM Revolver	$100.0MM Revolver
Tenor:	3 years	3 years	3 years	3 years
Security:	Secured	Secured	Secured	Secured
Pricing Grid (bps):	Debt / EBITDA - Undrawn - Drawn Margin <2.50x - 75.0 - 375.0 <3.00x - 75.0 - 400.0 <3.50x - 75.0 - 425.0 ≥ 3.50x - 75.0 - 450.0 LIBOR floor: 250 bps	Debt / EBITDA - Undrawn - Drawn Margin <2.50x - 50.0 - 325.0 ≥ 2.50x - 50.0 - 350.0 ≥ 3.00x - 50.0 - 375.0 ≥ 3.50x - 50.0 - 400.0	Debt / EBITDA - Undrawn - Drawn Margin <2.50x - 50.0 - 325.0 ≥ 2.50x - 50.0 - 350.0 ≥ 3.00x - 50.0 - 375.0 ≥ 3.50x - 50.0 - 400.0	Debt / EBITDA - Undrawn - Drawn Margin* <2.50x - 100.0 - 300.0 ≤ 3.50x - 100.0 - 325.0 > 3.50x - 100.0 - 350.0 * LIBOR floor - 100 bps
Upfront Fees:	Current market levels reflect upfront fees in the range of 1.25% - 3.00%, depending on commitment level.			
Financial Covenants:	Current Ratio ≥1.0x Total Debt / EBITDA ≤3.75x Fixed Charge Coverage ≥ 1.25x	Total Debt / EBITDA ≤ 4.00x* EBITDA / Interest ≥ 3.00x Debt / Capitalization ≤ 45% * Steps down to 3.50x on 6/30/2010	Total Debt / EBITDA ≤ 4.00x* EBITDA / Interest ≥ 3.00x Debt / Capitalization ≤ 45% * Steps down to 3.50x on 6/30/2010	Leverage Ratio Fixed Charge Coverage ratio
Situation Overview:	Acquisition Facility	New Facility	New Facility	RCF is part of Sr. Secured Facility that includes $250 MM TL.

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Strategic Alternatives

Recap of Strategic Alternatives

Equity Alternatives

	Considerations

Public Equity Issuance	▪ Raising public equity to repay debt / strengthen balance sheet would be very challenging
	▪ Even relatively small amounts would result in significant dilution
	  ‣ HLND no longer shelf eligible due to market capitalization thresholds
	  ‣ Limitation on amount of common units issued (50% of IPO units or 1.36 million units ~ $4.3 million at a price of $3.16 per unit)
	  ‣ Any new common unit issued is entitled to full arrearages accumulated and not yet paid at that point
	▪ Lack of distribution would put the subordinated units further under water (with significant arrearages to the common) and make the incentive distribution rights harder to obtain in the future

Private Investment by Third Party	▪ Raising private equity to repay debt / strengthen balance sheet would also be very challenging
	▪ Given perceived "distress" of Hiland, buyer interest in a large equity block is unlikely
	▪ Private investor would likely seek some control, which Mr. Hamm's ownership stake would prevent
	▪ A private investment would be more expensive than the public alternative
	▪ Required returns (in the 25% – 30% range) would rest on uncertain exit value / timing
	  ‣ Likely that investors would want to be elevated in the capital structure (i.e. preferred), putting common and subordinated unitholders and IDRs at a disadvantage
	  ‣ Deferred cash pay or PIKing options may be possible, but would be costly and result in significant dilution

Harold Hamm Structured Equity Investment	▪ Intended to maintain covenant compliance and repay accumulated common unit arrearages and avoid future common unit arrearages
	  ‣ Class B-type security receives distributions only when common units receive MQD
	    – Mr. Hamm receives 100% of cash flows in excess of MQD until investment is repaid
	▪ This scenario would effectively limit HLND and HPGP to the MQD for the foreseeable future
	▪ Would likely require unitholder vote at HPGP and possibly HLND
	▪ Mr. Hamm evaluated this alternative and declined to pursue it

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Strategic Alternatives Recap of Strategic Alternatives M&A Alternatives Commentary 3 Provides exit for public HPGP unitholders Harold Hamm Offer 3 Not contingent on financing 3 Conditioned upon successful execution of both HPGP and HLND transactions 3 Harold Hamm has publicly stated his intention to not sell his current interests in HPGP 3 Large cap strategics and financial buyers focused on stable cash flows / shale exposure Sale of Entire Entity 3 Potential buyers likely to require CLR to restructure processing contracts 3 Management has not received any indications of interest in an acquisition 3 Current midstream M&A market improving Selected Asset Sales 3 Buyers focused on assets with stable cash flow profiles / shale exposure 3 Bid (buyer) / ask (seller) spread is still wide, but starting to narrow 3 Management has not received any indications of interest in an acquisition 3 Asset nature and credit quality prohibitive to sale leaseback structure Sale / Leaseback 3 Valuation critical; credit facility basket insufficient, given likely cost 3 Challenging sale leaseback market; investor universe significantly reduced 3 Not applicable - provides exit for HPGP unitholders, but doesn’t create value or help fuel growth at HLND Purchase of HPGP by HLND 3 HLND represents significant amount of value at HPGP 3 Essentially a repurchase of units by HLND 3 More applicable in high growth scenarios where cost of capital is an issue 13

Summary Valuation

HLND Financial Projections

Summary Valuation

Summary Financial Projection Considerations

- Management of HLND provided Barclays Capital with a revised HLND (and HPGP) financial and operating model on October 28, 2009
  - Barclays has relied on management's revised model and has analyzed certain sensitivities
    - Variations in commodity prices significantly impact HLND's cash flow generation and subsequently the ability to pay distributions at both the HLND level and the HPGP level
      - Management Case assumes NYMEX quoted forward pricing as of 10/28/09 as its base case for oil and gas prices, and currently quoted NGL prices in 2010 and 2011 (12 month historical NGL/crude oil correlations as of September 30, 2009 are used to derive prices in 2012 – 2014)
      - Barclays has run an upside sensitivity assuming a NYMEX oil price of $100.00 per barrel, a NYMEX natural gas price of $8.00 per million British Thermal Units and NGL prices based on 12 month historical correlations
    - Commodity prices also affect producers' willingness to spend drilling capital, which can affect HLND's inlet throughput volumes
      - Barclays has analyzed the impact on HLND of both commodity price changes and inlet volume fluctuations
  - The following table summarizes certain commodity price and inlet volume assumptions, as well as the resulting financial performance, contained in Hiland management's financial and operating model as of various dates:

	HLND Management Model								
	As of: 3/13/09			As of: 5/28/09			As of: 10/28/09		
	2009E	2010E	2011E	2009E	2010E	2011E	2009E	2010E	2011E
NYMEX Crude Oil ($/ Bbl)	$48.22	$56.12	$60.43	$55.90	$70.00	$72.95	$58.85	$81.11	$84.24
NYMEX Natural Gas ($ / Mmbtu)	$4.50	$5.74	$6.36	$4.31	$6.20	$7.06	$4.13	$5.72	$6.58
Conway NGL Basket ($ / Gal)	$0.65	$0.64	$0.91	$0.76	$0.84	$1.08	$0.90	$1.16	$1.17
MB NGL Basket ($ / Gal)	$0.70	$0.71	$0.94	$0.85	$0.95	$1.15	$0.96	$1.20	$1.22
Inlet Volumes (Mmcf /d)	288	290	292	271	262	262	262	230	221
EBITDA ($MM)	$38.0	$40.9	$44.9	$44.9	$48.0	$47.9	$59.0	$56.8	$55.7

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HLND Financial Projections Summary Valuation Financial Scenario Considerations 3 Previously, Barclays evaluated three financial scenarios: i) Status Quo; ii) Renegotiate Credit Facility; and iii) Private Investment 3 The Status Quo scenario is not viable — Due to HLND’s high leverage, all free cash flow is used to repay debt in order to stay in compliance — Therefore, no cash distributions are possible with this scenario, effectively resulting in zero equity value for HPGP unitholders 3 The Private Investment scenario, which was predicated on Mr. Hamm investing in a structured security in order to attain covenant compliance, cure accumulated arrearages and avoid future arrearages — Barclays understands that Mr. Hamm has evaluated such an alternative and has chosen not to pursue it 3 Hiland management’s revised model assumes its existing credit facility - which has pricing of L+225 bps and expires in May 2011 — exists as-is throughout the entire projection period 3 However, Barclays believes the only viable scenario is one in which HLND continues to operate under its current credit facility and eventually refinance the credit facility prior to maturity in 2011 — Some form of amendment to the credit facility or other alternative (e.g., an equity infusion or hedge monetization) may be required in the future in order for HLND to stay compliant — Barclays assumes the HLND credit facility is refinanced at LIBOR plus 400 bps with a 1.50% LIBOR floor and a 150 basis point upfront fee 3 Depending on the operating case examined, Barclays has estimated the level of distributions that could be paid by HLND and HPGP — All accumulated arrearages must be paid before resuming distributions — Level of distributions governed by the 4.0x leverage covenant 15

HLND Financial Projections

Summary Valuation

Operating Sensitivities

- The following summarizes key parameters across the three operating cases Barclays has analyzed: Management Case; Upside Case and Downside Case
  - Barclays notes that the Upside Case, which involves significantly increased volumes and commodity prices, would be very difficult to achieve and is largely outside of management's control

	Management	Upside	Downside
Oil and Natural Gas Pricing	Strip	$100.00 Oil / $8.00 Gas	Strip
NGL Pricing	Quotes in 2010 & 2011 / 12-Month Correlations thereafter	12-Month Correlations	Quotes in 2010 & 2011 / 12-Month Correlations thereafter
Production Volumes	Decline in 2010 to ~230 Mcf/d; decline to ~221 Mcf/d in 2011 and flat thereafter	Moderate decline in 2010 to ~249 Mcf/d; growth to ~255 Mcf/d in 2011 and flat thereafter	Decline to 205 Mcf/d in 2010; moderate recovery thereafter
Future Distributions Assumptions	Governed by 4.0x Debt/EBITDA compliance; Must satisfy arrearages	Governed by 4.0x Debt/EBITDA compliance; Must satisfy arrearages; 1.4x coverage thereafter	Governed by 4.0x Debt/EBITDA compliance; Must satisfy arrearages
Growth Capex	Max of ~$20mm / yr	Max of ~$20mm / yr	No Growth Capex beyond 2009

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Summary Financial Data Summary Valuation 3 The following summarizes commodity, volume and growth capex assumptions for the three cases as well as EBITDA Crude Oil Natural Gas Conway NGLs $/ Bbl $/ Mcf $/ Gal $120.00 $9.00 $1.60 $8.00 $8.00 $8.00 $8.00 $8.00 $1.43 $1.43 $1.43 $1.43 $1.43 $100.00 $100.00 $100.00 $100.00 $100.00 $8.00 $1.40 $7.24 $1.27 $100.00 $7.05 $1.23 $1.24 $6.86 $88.91 $7.00 $6.58 $1.16 $1.17 $86.02 $87.25 $1.20 $84.24 $81.11 $5.72 $80.00 $6.00 $1.00 $5.00 $60.00 $0.80 $4.00 $0.60 $40.00 $3.00 $0.40 $2.00 $20.00 $1.00 $0.20 $0.00 $0.00 $0.00 2010E 2011E 2012E 2013E 2014E 2010E 2011E 2012E 2013E 2014E 2010E 2011E 2012E 2013E 2014E Upside Management Dow nside Upside Management Dow nside Upside Management Dow nside Inlet Volumes EBITDA Growth Capex Mcf / d $ MM $ MM 300,000 $90.0 $84 $25.0 $81 $78 $78 $22 $22 $80.0 $76 $21 $21 $21 250,000 $70.0 $20.0 $61 $57$ 56 $57 200,000 $60.0 $54 $15.0 $50.0 $48 $47 150,000 $41 $41 $41 $40.0 $10.0 100,000 $30.0 $20.0 $5.0 50,000 $10.0 $0$ 0 $0 $0 $0 0$ 0.0 $0.0 2010E 2011E 2012E 2013E 2014E 2010E 2011E 2012E 2013E 2014E 2010E 2011E 2012E 2013E 2014E Upside Management Dow nside Upside Management Dow nside Upside Management Dow nside 17

Summary Financial Data (Cont.)

Summary Valuation

Overview of Cases

($ millions)	Management			Upside			Downside		
	2010E	2011E	2012E	2010E	2011E	2012E	2010E	2011E	2012E
Inlet Volumes	229,902	221,472	221,472	249,382	255,397	255,397	205,244	206,909	206,909
NYMEX Oil	$81.11	$84.24	$86.02	$100.00	$100.00	$100.00	$81.11	$84.24	$86.02
NYMEX Gas	$5.72	$6.58	$6.86	$8.00	$8.00	$8.00	$5.72	$6.58	$6.86
Conway Basket	$1.16	$1.17	$1.23	$1.43	$1.43	$1.43	$1.16	$1.17	$1.23
MB Basket	$1.20	$1.22	$1.33	$1.54	$1.54	$1.54	$1.20	$1.22	$1.33
EBITDA	**$56.8**	**$55.7**	**$53.5**	**$78.0**	**$84.0**	**$75.9**	**$47.6**	**$46.5**	**$41.4**
Maintenance Capital	$8.0	$8.3	$8.7	$8.0	$8.3	$8.7	$8.0	$8.0	$8.4
Growth Capital	22.0	21.7	21.3	22.0	21.7	21.3	-	-	-
Total Capital Expenditures	$30.0	$30.0	$30.0	$30.0	$30.0	$30.0	$8.0	$8.0	$8.4

($ millions)	Management			Upside			Downside		
	2010E	2011E	2012E	2009E	2010E	2011E	2009E	2010E	2011E
Distributable Cash Flow	$34.2	$33.5	$31.5	$44.5	$61.8	$53.4	$25.3	$25.6	$21.4
HLND DCF / LP Unit - Basic	$3.06	$3.02	$2.91	$3.61	$4.54	$4.09	$2.52	$2.55	$2.21
HLND Distribution / LP Unit	$0.00	$0.00	$0.00	$2.58	$3.24	$2.91	$0.00	$0.00	$0.00
LP Unit Coverage Ratio	NA	NA	NA	1.40x	1.40x	1.40x	NA	NA	NA
HPGP Distributable Cash Flow	($1.5)	($1.5)	($1.5)	$14.2	$23.1	$18.4	($1.5)	($1.5)	($1.5)
HPGP Distribution / LP Unit [(1)]	($0.07)	($0.07)	($0.07)	$0.66	$1.07	$0.85	($0.07)	($0.07)	($0.07)
Total Debt / EBITDA	4.2x	4.1x	4.1x	3.2x	2.9x	3.3x	4.8x	4.3x	4.4x
Credit Summary									
Revolver - Beginning Balance	$243.5	$234.6	$222.1	$243.5	$244.9	$242.9	$243.5	$222.2	$195.7
Revolver - Increase / (Decrease)	(8.9)	(12.5)	(8.6)	1.4	(2.0)	2.0	(21.3)	(26.5)	(19.8)
Revolver - Ending Balance	$234.6	$222.1	$213.5	$244.9	$242.9	$244.9	$222.2	$195.7	$175.9
Capital Leases	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9
Total Debt	$238.5	$226.0	$217.4	$248.7	$246.7	$248.8	$226.1	$199.6	$179.8

1. *Projected HPGP Distribution / LP Unit is shown as negative for illustrative purposes only. In reality, in the absence of distributions from HLND, HPGP would need to borrow to pay expenses, increasing its debt balance and the debt of the overall Hiland entity.*

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Summary Valuation Analysis Summary Valuation Summary Valuation Considerations 3 The economic assets of HPGP are: i) 2,321,471 common limited partner units of HLND, ii) 3,060,000 subordinated limited partner units of HLND, and iii) the 2% general partner interest and the related incentive distribution rights associated with the general partner of HLND 3 The valuation of HPGP is therefore highly dependent on HLND and HLND’s underlying asset performance 3 Additionally, given the characteristics and investor expectations of publicly traded general partners and publicly traded master limited partnerships, the valuation of these entities are highly dependent on cash distributions to the unitholders 3 This is particularly true of general partners that do not have any other cash generating assets, because they do not have access to cash flow when the underlying MLP does not pay distributions 3 In scenarios where HLND cuts distributions substantially or is unable to make distributions, and accordingly HPGP receives reduced or no cash flow, valuations of both entities will be significantly depressed 3 This impact is magnified at HPGP due to its holdings of subordinated units in HLND (which do not get paid unless the MQD and any arrearages are paid in full to the common units, including accumulated arrearages) — HLND’s partnership agreement requires MQD payments for three consecutive, non-overlapping four quarter periods to meet the subordination conversion test; therefore, any MQD non-payment would reset the test period 3 Additionally, when distributions are lowered to or below the MQD, HPGP will not be able to receive any distributions related to the incentive distribution rights 3 In this section Barclays Capital has analyzed a preliminary valuation of HPGP using a sum-of-parts approach (valuing both its limited partner interest in HLND and its general partner interest in HLND) 3 Traditional MLP valuation techniques become less applicable when a partnership experiences distress and its ability to maintain steady distributions is in question 3 Accordingly, Barclays Capital utilized both standard and alternative valuation techniques 19

Summary of Valuation Methodologies Summary Valuation 3 For the purpose of our preliminary valuation analysis, we have used the following methodologies for both HPGP’s limited partner interests in HLND and its general partner interest in HLND 3 Barclays Capital has performed a discounted cash flow analysis in each financial case Discounted Cash Flow 3 For our equity discount rates, we have used a range of 17.5% — 22.5% for the common (“DCF”) Analysis unit cash flows, 20% — 25% for the subordinated cash flows and 25% — 30% for the GP cash flows 3 In calculating a terminal value, we have used a perpetuity growth rate of 0% — 1% for the Common and Subordinated Units, 0% — 2% for the G&A cash flows and 0% — 5% for the GP cash flows (1) 3 For HLND we have looked at comparable gathering and processing MLPs including Atlas Pipeline Partners, Copano Energy, Crosstex Energy, DCP Midstream, Markwest Energy, Comparable Company Analysis Regency, Targa Resources and Williams Partners 3 For HPGP we have looked at publicly traded general partners 3 We have examined recent asset transactions involving gathering and processing Comparable Transaction companies Analysis 3 When HPGP and HLND are unable to pay distributions, traditional MLP valuation analyses such as those listed above are less meaningful Net Asset Value Analysis 3 In order to address these situations we have performed a net asset valuation of HLND’s underlying assets using both comparable asset transactions and an asset discounted cash flow analysis 1. Represents assumed yield and expected growth. 20

Valuation Components Summary Valuation 3 HPGP holds the following assets: 3 2% GP Interest in HLND 3 Incentive Distribution Rights (IDRs) 3 Common units of HLND 3 Subordinated units of HLND HLND HLND 2% GP Common Subordinated Total Market Interest & Units Owned by Units Owned by Value of HPGP IDRs HPGP HPGP 21

HPGP Preliminary Summary Valuation Analysis Summary Valuation Summary Valuation — Implied Unit Price HPGP Summary Valuation — Equity Value / Unit $ / Unit $8.00 2nd 1st Initial $7.00 Revised Revised Offer Current Offer Price: Offer Price: Price: Price: $3.20 $2.40 $3.20 $3.16 $6.00 $5.07 $5.07 $4.99 $5.00 $4.00 $3.83 $3.01 $3.00 $2.00 $1.81 $1.96 $1.00 $1.00 ($0.05) $0.00 ($0.30) ($ 0.07) ($ 0.32) -$ 1.00 Upside Management Downside Comparable Company Asset Comp Trans Asset DCF Analysis Discounted Cash Flow Analysis (Equity Distributions) Publicly Derived Valuations Net Asset Value 22

Comparable Company Analysis Summary Valuation 3 Like Hiland, both Atlas and Crosstex are not currently paying distributions 3 Barclays has examined the multiples of Atlas and Crosstex in order to analyze the value of HPGP 3 Barlcays notes that Crosstex, while not paying distributions currently, is generally believed to be on a path that will see distributions resumed in the near future 3 This visibility does not exist for Atlas or Hiland 3 Accordingly, Barclays believes that Atlas represents a more comparable situation Relevant Yields HLND Value Range HPGP Interest in HLND HLND Statistic APL XTEX APL XTEX HLND 2010E DCF / Unit $3.06 40% — 25% $7.65 — $12.24 Sub Unit Assumed Discount 50% Sub Unit Value Range $3.83 — $6.12 HLND Common Units at HPGP (MM) 2.3 Implied Value $17.8 — $28.4 HLND Subordinated Units at HPGP (MM) 3.1 Implied Value $11.7 — $18.7 Subtotal LP Value for HPGP $29.5 — $47.2 Relevant Multiples GP / IDR Value Range Value of 2% GP & IDRs AHD XTXI AHD XTXI HPGP 2010E DCF (Post G&A) $4.1 3.0x — 12.5x $12.3 — $51.2 Implied Enterprise Value of HPGP $41.8 — $98.4 Less: Net Debt (9/30/09) ($2.7) Implied Equity Value of HPGP $39.1 — $95.7 HPGP Units Outstanding (MM) 21.6 Implied Equity Value of HPGP / Unit $1.81 — $4.43 23

Purchase Price Ratios Summary Valuation Management Case HLND PPR HPGP PPR ($ in millions, except per unit data) Harold G&P ($ in millions, except per unit data) Harold Hamm HoldCo BGH MGG Hamm Peers Peers (3) Offer (4) Offer Transaction Offer Median (2) Data: Data: Price $3.20 $18.32 Premium / (Discount) to: Price $10.00 Prior day (pre-announcement) 21.2% 22.5% 25.1% Premium / (Discount) to: Current unit price 1.3% (11.7%) (10.5%) 52-week high $27.57 (88.4%) (41.5%) (29.4%) Prior day (pre-announcement) 26.6% 52-week low $1.97 62.4% 84.0% 62.4% Current unit price 2.0% Public Units 8.5 52-week high $51.64 (80.6%) % Public 39% 52-week low $3.80 163.2% Insider Units 13.1 % Insider 61% HLND Units Outstanding 9.3 Total Units 21.6 62.646551 Implied Equity Value of HoldCo $69.1 HLND LP Equity Market Value $93.5 Unconsolidated HoldCo Debt 2.7 HPGP General Partner Equity Value (1) 33.3 Enterprise Value $71.8 $1,147.91 Total Equity Value 126.8 LP Units Held at HPGP 5.4 Net Debt (At 9/30/09) 253.4 Value of Limited Partnership Units Held (1) $38.5 Enterprise Value $380.2 Implied Value of GP Interest $33.3 Yield - LQA $0.00 NM 7.1% 7.5% 7.8% Yield — LQA $0.00 NM 10.1% Implied G.P. Value as a Multiple of: Distributions (Pre G&A) — Enterprise Value / EBITDA 2009E $0.0 NA 12.9x 11.2x 11.4x 2010E $0.0 NA 11.3x NM 10.0x 2009E $59.0 6.4x 9.4x 2010E $56.8 6.7x 8.0x Public Float (MM) 8.5 Value of Public Float (MM) $27.1 Public Float (MM) 4.0 Value of Public Float (MM) $39.7 1. Assumes HLND common units held at HPGP valued at $10.00 offer price; subordinated units at HPGP reflect 50% discount to offer price. 2. G&P Peers include CPNO, DPM, MWE, RGNC, NGLS and WPZ. 3. HoldCo Peers include AHGP, BGH, XTXI, ETE, EPE, NRGP, NSH and PVG. 4. Assumes revised $17.50 price. 24

Appendices

Additional Valuation Analysis

Discounted Cash Flow Analysis Additional Valuation Analysis Management Case Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 0.0% 2.5% 5.0% 0.0% 1.0% 2.0% Rate 17.5% $4.48 $4.48 $4.48 Rate 20.0% $0.00 $0.00 $0.00 Rate 25.0% $0.0 $0.0 $0.0 Rate 25.0% ($6.5) ($6.6) ($6.7) Discount Discount Discount Discount 20.0% $4.12 $4.12 $4.12 22.5% $0.00 $0.00 $0.00 27.5% $0.0 $0.0 $0.0 27.5% ($5.9) ($6.0) ($6.1) 22.5% $3.79 $3.79 $3.79 25.0% $0.00 $0.00 $0.00 30.0% $0.0 $0.0 $0.0 30.0% ($5.5) ($5.6) ($5.6) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% Rate 17.5% $10.4 $10.4 $10.4 Rate 20.0% $0.0 $0.0 $0.0 Discount Discount 20.0% $9.6 $9.6 $9.6 22.5% $0.0 $0.0 $0.0 22.5% $8.8 $8.8 $8.8 25.0% $0.0 $0.0 $0.0 Total HPGP Value ($MM) (1) Total Value / HPGP Unit ($ 0.8) ($0.9) ($1.0) ($0.04) ($0.04) ($0.05) ($ 1.1) ($1.2) ($1.3) ($0.05) ($0.06) ($0.06) ($ 1.5) ($1.5) ($1.6) ($0.07) ($0.07) ($0.07) 1. Adjusted for HPGP net debt of $4.8 million as of 12/31/09. 25

Discounted Cash Flow Analysis Additional Valuation Analysis Upside Case Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 0.0% 2.5% 5.0% 0.0% 1.0% 2.0% Rate 17.5% $19.53 $19.80 $20.09 Rate 20.0% $15.75 $15.94 $16.14 Rate 25.0% $20.9 $22.0 $23.3 Rate 25.0% ($6.5) ($6.6) ($6.7) Discount Discount Discount Discount 20.0% $17.40 $17.59 $17.79 22.5% $14.10 $14.24 $14.39 27.5% $19.0 $19.8 $20.8 27.5% ($5.9) ($6.0) ($6.1) 22.5% $15.74 $15.87 $16.02 25.0% $12.80 $12.90 $13.00 30.0% $17.4 $18.0 $18.8 30.0% ($5.5) ($5.6) ($5.6) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% Rate 17.5% $45.3 $46.0 $46.6 Rate 20.0% $48.2 $48.8 $49.4 Discount Discount 20.0% $40.4 $40.8 $41.3 22.5% $43.2 $43.6 $44.0 22.5% $36.5 $36.9 $37.2 25.0% $39.2 $39.5 $39.8 Total HPGP Value ($MM) (1) Total Value / HPGP Unit $103.2 $105.4 $107.8 $4.78 $4.88 $4.99 $91.9 $93.4 $95.2 $4.25 $4.32 $4.41 $82.9 $84.0 $85.3 $3.83 $3.89 $3.95 1. Adjusted for HPGP net debt of $4.8 million as of 12/31/09. 26

Discounted Cash Flow Analysis Additional Valuation Analysis Downside Case Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% 0.0% 2.5% 5.0% 0.0% 1.0% 2.0% Rate 17.5% $1.95 $1.95 $1.95 Rate 20.0% $0.00 $0.00 $0.00 Rate 25.0% $0.0 $0.0 $0.0 Rate 25.0% ($6.5) ($6.6) ($6.7) Discount Discount Discount Discount 20.0% $1.78 $1.78 $1.78 22.5% $0.00 $0.00 $0.00 27.5% $0.0 $0.0 $0.0 27.5% ($5.9) ($6.0) ($6.1) 22.5% $1.63 $1.63 $1.63 25.0% $0.00 $0.00 $0.00 30.0% $0.0 $0.0 $0.0 30.0% ($5.5) ($5.6) ($5.6) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Perputuity Growth Rate Perputuity Growth Rate 0.0% 0.5% 1.0% 0.0% 0.5% 1.0% Rate 17.5% $4.5 $4.5 $4.5 Rate 20.0% $0.0 $0.0 $0.0 Discount Discount 20.0% $4.1 $4.1 $4.1 22.5% $0.0 $0.0 $0.0 22.5% $3.8 $3.8 $3.8 25.0% $0.0 $0.0 $0.0 Total HPGP Value ($MM) (1) Total Value / HPGP Unit ($ 6.7) ($6.8) ($6.9) ($0.31) ($0.31) ($0.32) ($ 6.6) ($6.6) ($6.7) ($0.30) ($0.31) ($0.31) ($ 6.5) ($6.5) ($6.6) ($0.30) ($0.30) ($0.31) 1. Adjusted for HPGP net debt of $4.8 million as of 12/31/09. 27

Comparable Company Analysis

Additional Valuation Analysis

HPGP – General Partner Interest

($ Millions)

Valuation Parameter	HPGP-GP/IDR Data	Relevant Multiples			GP/IDR Value Range			Legend
DCF (Pre-G&A)								
2010E	$5.6	3.0x	—	5.0x	$16.8	—	$28.0	
Preliminary GP/IDR Value - 100%					**$16.8**	—	**$28.0**	A

Valuation Parameter	HPGP-GP/IDR Data	Relevant Multiples			GP/IDR Value Range			Legend
2010E HPGP G&A	(1.5)	3.0x	—	5.0x	($4.5)	—	($7.5)	B

HLND LP Unit Value

($ in Millions, except per unit data)

Valuation Parameter	HLND Data per Unit	Relevant Yields			HLND Value Range			
HLND Distributable Cash Flow								
2010E	$3.06	40%	—	25%	$7.65	—	$12.24	
Distributions								
2010E	NM	NM	—	NM	NM	—	NM	
Implied HLND Equity Value per Common Unit					**$7.65**	—	**$12.24**	
Implied HLND Equity Value per Subordinated Unit (1)					**$3.83**		**$6.12**	
Implied Value of HLND Units Owned by HPGP ($MM) - 100% (2)					**$29.5**	—	**$47.1**	C

HPGP Value

Implied Enterprise Value of HPGP ($ MM) - 100%	**$41.8**	—	**$67.6**	A + B + C
Less: HPGP Net Debt (as of 9/30/09)		($2.7)		
Implied Equity Value of HPGP ($ MM) - 100%	**$39.1**	—	**$65.0**	
Implied Equity Value of HPGP ($ / Unit) (3)	**$1.81**	—	**$3.01**	

Note: HLND estimates based on Wall Street research.

1. *Assumes 50% discount on subordinated units.*
2. *Calculated by multiplying the 2.3 million HLND common units owned by HPGP by the implied HLND common unit range plus the 3.1 million subordinated units owned by HPGP multiplied by the implied HLND subordinated per unit range.*
3. *Based on 21.6 million HPGP units outstanding.*

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Comparable MLP Trading Analysis

Additional Valuation Analysis

Gathering and Processing MLPs – Comparable Trading Analysis

($ in millions, except per unit data)	Hiland	Atlas Pipeline	Copano Energy	Crosstex	DCP Midstream	Eagle Rock	MarkWest Energy	Regency Energy	Targa Resources	Williams Partners	Median
Ticker	HLND	APL	CPNO	XTEX	DPM	EROC	MWE	RGNC	NGLS	WPZ	
Unit Price (as of 10/29/09)	$9.80	$7.24	$17.93	$6.24	$26.38	$4.82	$25.26	$20.18	$20.37	$24.72	
52 Week High	29.96	21.50	22.48	16.24	27.72	10.65	27.30	20.90	20.99	25.75	
% of 52-Week High	33%	34%	80%	38%	95%	45%	93%	97%	97%	96%	
Units Outstanding	9.3	47.8	54.6	49.1	31.7	75.9	65.4	81.1	52.2	52.8	
L.P. Equity Value	$91.6	$346.1	$1,025.8	$306.2	$837.1	$365.9	$1,653.0	$1,637.2	$1,063.6	$1,304.7	
G.P. Equity Value	33.2	64.0	0.0	182.5	156.6	7.5	0.0	62.1	109.4	26.6	
Total Equity Value	$124.8	$410.1	$1,025.8	$488.7	$993.7	$373.3	$1,653.0	$1,699.4	$1,173.0	$1,331.3	
Preferred Capital	$0.0	$15.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	
MLP Net Debt and Minority Interest	$253.4	$1,222.8	$778.2	$864.2	$812.2	$802.3	$1,317.6	$1,204.9	$511.8	$909.8	
Unconsolidated HoldCo Net Debt	2.7	29.8	0.0	(10.6)	0.0	0.0	0.0	0.0	0.0	0.0	
Total Net Debt	$256.0	$1,252.6	$778.2	$853.6	$812.2	$802.3	$1,317.6	$1,204.9	$511.8	$909.8	
Total Enterprise Value	$380.9	$1,677.7	$1,804.0	$1,342.3	$1,805.9	$1,175.7	$2,970.7	$2,904.3	$1,684.8	$2,241.0	
Enterprise Value /											
2009E EBITDA	6.5x	6.0x	9.5x	6.9x	13.9x	7.1x	10.0x	13.6x	8.0x	9.4x	9.4x
2010E EBITDA	6.7x	6.7x	9.3x	7.8x	11.5x	7.7x	10.2x	10.4x	6.6x	8.0x	8.0x
2011E EBITDA	6.8x	5.7x	8.2x	6.9x	11.2x	5.9x	9.2x	8.7x	6.6x	6.4x	6.9x
Distribution Yield (Distributed Cash / Price)											
Latest Quarterly Annualized	NM	NM	12.83%	NM	9.10%	2.07%	10.13%	8.82%	10.16%	10.28%	10.13%
12-Month Run-Rate	NM	7.32%	12.83%	NM	9.10%	10.06%	10.13%	8.82%	10.16%	10.28%	10.10%
3-Year Distribution CAGR	NA	NA	1.0%	NA	0.1%	N/A	0.7%	0.5%	1.8%	1.6%	0.8%
DCF Yield (Distributable Cash Flow / Price)											
2009E	34.29%	41.43%	11.26%	23.20%	8.93%	26.45%	11.07%	7.41%	10.77%	11.57%	11.26%
2010E	31.22%	38.31%	10.73%	26.60%	10.24%	22.04%	10.58%	9.16%	11.07%	11.11%	11.07%
2011E	30.82%	44.93%	12.21%	27.81%	10.67%	32.29%	11.11%	10.38%	11.00%	11.97%	11.97%
2009E Coverage	NA	NA	0.9x	NA	1.0x	12.8x	1.1x	0.8x	1.1x	1.1x	1.1x
Split Structure											
Current Marginal G.P. Take	2%	2%	0%	2%	49%	2%	0%	25%	50%	2%	2%
% of Total Cash Distributed to G.P.	NA	NA	0%	NA	16%	2%	0%	4%	9%	2%	2%
Credit Statistics											
Net Debt / Net Book Cap.	68%	62%	46%	53%	67%	56%	53%	52%	40%	84%	53%
Net Debt / Enterprise Value	67%	74%	43%	64%	45%	68%	44%	41%	30%	41%	44%
Total Debt / LTM EBITDA	4.5x	4.2x	4.7x	5.8x	3.6x	3.2x	4.8x	5.0x	2.0x	4.2x	4.2x
LTM EBITDA / Interest Expense	4.6x	4.1x	2.8x	1.9x	5.5x	5.9x	3.3x	3.3x	4.2x	3.8x	3.8x
Senior Unsecured Ratings / Outlook [(1)]											
Moody's	N/R	Caa2/Neg	B1/Stable	N/R	N/R	N/R	B2/Stable	B1/Negative	B2/Stable	Ba2/Stable	
S&P	N/R	B-/Neg	BB-/Stable	N/R	N/R	N/R	B+/Stable	BB-/Negative	BB-/Stable	BBB-/Stable	

Note: Data based on Wall Street research.
1. Respective MLP senior unsecured debt rating, where applicable. Otherwise, rating is for the OLP senior unsecured debt.

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Comparable GP HoldCo Trading Analysis

Additional Valuation Analysis

GP HoldCos – Comparable Trading Analysis

($ in millions, except per unit)

	Hiland Holdings GP	Alliance Holdings GP	Atlas Pipeline Holdings	Buckeye GP Holdings	Crosstex Energy, Inc.	Energy Transfer Equity	Enterprise GP Holdings	Inergy Holdings	NuStar GP Holdings	Penn VA GP Holdings	Group Median
Ticker	HPGP	AHGP	AHD	BGH	XTXI	ETE	EPE	NRGP	NSH	PVG	
Price Per Share (as of 10/29/09)	$3.16	$21.87	$3.82	$25.17	$6.13	$28.77	$32.49	$49.28	$24.57	$13.04	
Equity Value (as of 10/29/09)	$68.3	$1,309.2	$105.7	$712.2	$284.9	$6,412.8	$4,522.3	$998.5	$1,045.4	$509.5	
Unconsolidated Net Debt	2.7	(2.1)	29.8	6.5	(10.6)	1,572.6	998.4	124.9	(4.5)	(9.6)	
Enterprise Value	$70.9	$1,307.2	$135.4	$718.8	$274.3	$7,985.3	$5,520.7	$1,123.4	$1,040.9	$499.9	
Common Units Held at Hold Co.	2.3	15.5	5.8	0.1	16.4	62.5	20.5	4.7	10.2	19.6	
Current Market Price of MLP Units	$9.80	$38.04	$7.24	$50.62	$6.24	$43.67	$28.74	$31.41	$54.06	$18.41	
Market Value of Common Units Held	$22.8	$591.3	$41.7	$4.0	$102.4	$2,729.4	$588.0	$147.8	$553.5	$360.6	
Subordinated Units Held at Hold Co.	3.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
Discount Assumed to Market Price	50.0%	NA	NA	NA	NA	NA	NA	NA	NA	NA	
Market Value of Subordinated Units Held	$15.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	
Market Value of Other Businesses							$1,130.2				
Enterprise Value of Hold Co.	$70.9	$1,307.2	$135.4	$718.8	$274.3	$7,985.3	$5,520.7	$1,123.4	$1,040.9	$499.9	
Total Market Value of L.P. Equity Held	37.7	591.3	41.7	4.0	102.4	2,729.4	588.0	147.8	553.5	360.6	
Total Market Value of Other Businesses	0.0	0.0	0.0	0.0	0.0	0.0	1,130.2	0.0	0.0	0.0	
Implied Value of General Partner Interest	**$33.2**	**$715.9**	**$93.8**	**$714.7**	**$171.9**	**$5,255.9**	**$3,802.6**	**$975.5**	**$487.4**	**$139.3**	
Implied G.P. Value as a Multiple of:											
Distributable Cash Flow (After G&A) -											
2009E	4.8x	8.8x	2.4x	14.1x	34.6x	12.7x	17.9x	15.2x	9.5x	4.4x	12.7x
2010E	8.1x	5.4x	3.3x	12.6x	12.6x	12.2x	14.5x	15.7x	8.7x	2.3x	12.2x
Distributions (After G&A) -											
Latest Annualized	NM	12.3x	NM	15.3x	NM	14.9x	22.6x	17.8x	15.5x	5.6x	15.3x
2009E	NM	9.6x	NM	14.5x	NM	14.8x	21.3x	16.8x	14.4x	5.7x	14.5x
2010E	NM	6.3x	NM	13.3x	NM	12.6x	18.9x	13.8x	11.5x	3.9x	12.6x
Hold Co. Value as a Multiple of:											
Distributable Cash Flow (After G&A) -											
2009E	2.9x	9.5x	2.4x	14.1x	9.5x	12.1x	11.2x	14.5x	9.8x	7.1x	9.8x
2010E	3.5x	6.3x	3.1x	12.6x	6.7x	11.7x	9.9x	15.0x	9.3x	4.5x	9.3x
Distributions (After G&A) -											
Latest Annualized	NM	12.5x	NM	15.3x	NM	13.8x	14.9x	16.8x	13.9x	8.1x	13.9x
2009E	NM	10.2x	NM	14.5x	NM	13.8x	12.8x	15.9x	13.3x	8.2x	13.3x
2010E	NM	7.1x	NM	13.3x	NM	12.1x	11.1x	13.4x	11.5x	6.6x	11.5x
Latest Annualized HoldCo Dividend / Distribution	$0.00	$1.76	$0.00	$1.48	$0.00	$2.14	$2.06	$3.40	$1.74	$1.52	
Implied Pre-Tax Yield	NA	8.0%	NA	5.9%	NA	7.4%	6.3%	6.9%	7.1%	11.7%	7.1%

Note: Data based on Wall Street research.

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Comparable Transaction Analysis Additional Valuation Analysis Asset Transactions ($ and units in millions) Valuation Parameter HLND Statistic Relevant Multiples Reference Value Range Legend Enterprise Value / HLND 2010E EBITDA $56.8 6.0x — 8.0x $340.7 — $454.2 Less: HLND Net Debt (as of 9/30/09) ($253.4) Preliminary Equity Value for HLND — 100% $87.3 — $200.8 LP Split (1) $78.5 — $180.7 GP Split $8.7 — $20.1 Value Attributed to HPGP $53.9 — $124.1 A Less: HPGP G&A Value Discount ($1.5) 6.0x — 8.0x ($9.0) — ($12.0) B Less: HPGP Net Debt (as of 9/30/09) ($2.7) — ($2.7) C Implied Equity Value of HPGP ($MM) $42.3 — $109.5 A + B + C Implied Equity Value of HPGP / Unit (2) $1.96 — $5.07 Note: HLND estimates based on management case. 1. Based on % of distributable cash flow attributable to LP units and GP / IDRs. 2. Based on 21.6 million HPGP units outstanding. 31

Selected Comparable Midstream Transactions Additional Valuation Analysis Summary of Recent Gathering and Processing Transactions Crosstex Kinder Morgan Southcross Atlas Pipeline DCP Midstream Eagle Regency Targa Resources Cantera Canyon Gas Atlas Energy Energy Partners Energy Partners Partners Rock Energy Partners Natural Gas Resources Pipeline Announcement Date 10/20/2009 8/31/2009 6/10/2009 4/8/2009 4/1/2009 9/16/2008 2/25/2008 9/20/2007 8/31/2007 9/7/2007 6/3/2007 Closing Date NA 10/1/2009 7/31/2009 NA 4/1/2009 10/1/2008 3/25/2008 NA 10/19/2007 10/5/2007 7/27/2007 Seller Philip Morris Crosstex Crosstex Atlas Pipeline Partners DCP East Texas Millennium Midstream Nexus Gas Holdings Targa Resources Inc Cantera Resources Cantera Resources Atlas Pipeline Partners Buyer Crosstex Kinder Morgan Southcross Energy Spectra Energy Partners DCP Midstream Partners Eagle Rock Energy Regency Energy Partners Targa Resources LP Copano Energy Energy Transfer Anadarko Petroleum Enterprise Value ($MM) $42 $266 $220 $300 $236 $85 $705 $725 NA $1,850 Transaction Multiples: LTM EBITDA NA NA NA 6.5x NA 8.0x NA NA 27.8x 20.3x 14.3x Projected EBITDA 3.5x 6.7x 6.3x NA NA 8.1x 9.3x 9.0x 15.4x 13.1x 11.6x Projected EBITDA-Maint. Capex NA 6.8x 6.7x NA NA 8.4x NA 11.3x 16.4x 14.5x 13.7x Contract Mix POP NA NA NA NA NA 0% NA 97% 0% 11% 56% POL NA NA NA NA NA 0% NA 0% 0% 0% 0% POI NA NA NA NA NA 12% NA 0% 0% 0% 0% KW / Modified KW NA NA NA NA NA 0% NA 3% 0% 0% 0% Fee / Hybrid / Other NA NA NA NA NA 88% NA 0% 100% 89% 44% Hedge: Term NA NA NA NA NA NA NA 3 Years NA NA NA Form NA NA NA NA NA NA NA Natural Gas NA NA NA NGLs 32

Selected Comparable Midstream Transactions (Cont’d) Additional Valuation Analysis Summary of Recent Gathering and Processing Transactions Eagle TexStar Lewis Chief Enogex Sid Richardson ONEOK El Paso Dynegy ScissorTail Energy Transfer Rock Field Services Energy Midstream (1) (Kinta) Energy Services Assets South Louisiana Midstream Energy (Elk City) Announcement Date 4/2/2007 7/13/2006 7/12/2006 5/2/2006 3/30/2006 12/16/2005 10/11/2005 8/8/2005 8/2/2005 6/20/2005 3/9/2005 Closing Date 5/3/2007 8/15/2006 7/12/2006 6/29/2006 5/1/2006 3/2/2006 12/1/2005 11/1/2005 10/31/2005 8/1/2005 4/14/2005 Seller Laser Midstream TexStar Lewis Chief Enogex Sid Richardson ONEOK El Paso Dynegy ScissorTail Energy Transfer Buyer Eagle Rock Energy Partners Regency Enterprise Crosstex Hiland Southern Union Eagle Rock Crosstex Targa Copano Atlas Enterprise Value ($MM) $139 $359 $325 $634 $93 $1,600 $528 $500 $2,350 $500 $190 Transaction Multiples: LTM EBITDA NA NA NA NA NA 11.0x 8.7x 9.3x 8.2x 12.5x 11.0x 8.4x 8.8x 12.0x 12.4x 8.5x 7.3x 6.0x 8.9x 7.8x 9.1x 8.0x Projected EBITDA Projected EBITDA-Maint. Capex 9.4x 9.5x 12.6x 12.7x 8.5x 7.4x 6.4x 9.6x 9.4x 9.7x 10.5x Contract Mix POP NA 24% 79% 0% 0% 45% 72% 0% 43% 42% 0% POL NA 0% 0% 0% 0% 0% 0% 68% 22% 0% 0% POI NA 0% 0% 0% 0% 0% 0% 0% 0% 37% 68% KW / Modified KW NA 1% 7% 0% 0% 4% 29% 0% 4% 0% 32% Fee / Hybrid / Other ~ 50% 75% 14% 100% 100% 51% 0% 32% 32% 21% 0% Hedge: Term NA Through 2008 NA NA NA 2 Years 2 Years 2 Years 4 Years 2 Years NA Form NA Component NGLs NA NA NA Natural Gas Puts Component NGLs Component NGLs Component NGLs Component NGLs Natural hedge crude, and gas and natural gas and natural gas and natural hedge with Velma with South Texas 1. Enterprise value includes $134 million of growth capex. 33

Selected Comparable Midstream Transactions

Additional Valuation Analysis

Historical Gathering and Processing Transactions (Multiples of EBITDA)


EBITDA Multiple
20.0x
15.0x
10.0x
5.0x
0.0x
Mar-03
Nov-03
Jun-04
Nov-04
Mar-05
Aug-05
Feb-06
Jul-06
Apr-07
Aug-07
Nov-07
Nov-08
Nov-09
Announcement Date
9.0x Median
Regency Gas Services / El Paso
6.6x
MarkWest Energy Partners / Pinnacle Natural Gas
Cantera Resources / CMS Field Services
7.0x
6.5x
Enbridge / Cantera
West Texas Gas / Sago Energy
7.5x
6.8x
Targa / COP Midstream
9.5x
Atlas / Spectrum
9.9x
10.0x
MarkWest/ American Central
9.1x
Enbridge / Shell Offshore
8.8x
Hicks Muse / Regency
6.2x
XTO / Antero Pipeline (1)
11.7x
Penn Virginia / Cantera
11.0x
Atlas / ETP (Elk City)
12.5x
Targa / Dynegy
8.2x
Copano / ScissorTail
9.3x
8.7x
Crosstex / El Paso
Eagle Rock Energy / Oneok
11.0x
Oneok / Northern Border
8.0x
Southern Union / Sid Richardson
9.0x
Hiland / Enogex
Crosstex/Chief Midstream (2)
12.4x
12.0x
Enterprise / Cerrito (2)
Regency/ TexStar(2)
8.8x
8.4x
Eagle Rock / Laser Midstream
7.3x
Martin Midstream/ Woodlawn Pipeline
DCP Midstream / Momentum (2)(3)
11.9x
14.2x
Atlas / Anadarko
13.1x
Energy Transfer Partners / Canyon Gas(2)
15.4x
Copano Energy/ Cantera Natural Gas (2)
9.0x
Targa Resources Inc. / Targa Resources LP(2)
Regency / Nexus Gas Holdings (4)
9.3x
9.5x
Williams Partners LP / Williams Companies Inc.
8.1x
Eagle Rock/ Millennium Midstream Partners(2)
Western Gas / Anadarko
8.0x
6.5x
Atlas Pipeline/ Spectra
6.3x
Kinder Morgan/ Crosstex
Southcross/ Crosstex
6.7x

Note: Transactions in red denote drop-down transactions.

1. *Annualized run-rate.*
2. *Based on Forward 12 month multiple.*
3. *Includes growth capex of $115.7 million for a total consideration of $750.7 million.*
4. *EBITDA multiple per Wall Street Research Estimates, total transaction amount of $85 million.*

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Precedent MLP Transactions

Additional Valuation Analysis

Precedent MLP Transaction Premiums Paid

MLP Premia Analysis

Announce Date	Acquirer/Target		Premium to Pre-Announcement price 1 Day	5 Days	30 Days
6/29/2009	Enterprise Products Partners L.P. TEPPCO Partners		9.3%	12.2%	15.6%
6/12/2006	Plains All-American Pipeline, L.P. Pacific Energy Partners, L.P.		10.6%	10.8%	13.3%
11/1/2004	Valero L.P. Kaneb PipeLine Partners, L.P.		21.2%	17.6%	20.8%
12/15/2003	Enterprise Products Partners L.P. Gulfterra Energy Partners, L.P.		3.8%	5.4%	7.5%
10/20/1997	Kinder Morgan Energy Partners, L.P. Santa Fe Pacific Pipeline Partners, L.P.		19.1%	24.6%	26.9%
		Mean	12.8%	14.1%	16.8%
		Median	10.6%	12.2%	15.6%

MLP Transaction Multiples Analysis

Announce Date	Acquirer/Target	Total Transaction Value	Enterprise Value as a Multiple of: LTM EBITDA	LTM EBIT	Equity Value as a Multiple of: LTM DCF	LTM Net Income
6/29/2009	Enterprise Products Partners L.P. TEPPCO Partners	$5,894	11.0x	14.5x	9.7x	28.4x
6/12/2006	Plains All-American Pipeline, L.P. Pacific Energy Partners, L.P.	$2,325	17.3x	24.7x	19.2x	29.8x
11/1/2004	Valero L.P. Kaneb PipeLine Partners, L.P.	$2,580	13.8x	19.5x	19.4x	23.2x
12/15/2003	Enterprise Products Partners L.P. Gulfterra Energy Partners, L.P.	$5,581	15.0x	20.1x	17.3x	21.3x
10/20/1997	Kinder Morgan Energy Partners, L.P. Santa Fe Pacific Pipeline Partners, L.P.	$1,440	12.7x	15.7x	18.5x	19.9x
		Mean	14.0x	18.9x	16.8x	24.5x
		Median	13.8x	19.5x	18.5x	23.2x

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G.P. HoldCo Transaction Multiples Additional Valuation Analysis G.P. HoldCo Transactions ($ millions) Implied Distributable Cash Flow Distributed Cash Flow Total GP Interest GP Value Percent of Implied Annualized Implied Announce Transaction Transaction as % GP Interest LTM DCF GP DCF Implied Distribution Distribution Implied Date Acquirer / Target Value Value of Total Sold to GP Multiple Yield to GP Multiple Yield 7/2/08 Occidental Petroleum Corporation n.a. n.a. n.a. 10% $125.2 n.m. n.m. $136.6 n.m. n.m. Plains All American GP LLC 9/5/07 MarkWest Energy Partners, L.P. 750.0 494.9 66% 100% 41.3 12.0x 8.3% 27.5 18.0x 5.5% MarkWest Hydrocarbon, Inc. & 10.3% interest in MWE GP 6/19/07 GE Energy Financial Services 603.0 176.0 29% 100% 1.2 145.7x 0.7% 1.5 115.8x 0.9% Regency GP LP (the G.P.) 5/7/07 Enterprise GP Holdings L.P. 1,100.0 900.3 82% 100% 70.3 12.8x 7.8% 48.3 18.6x 5.4% Texas Eastern Products Pipeline Company, LLC 4/4/07 ArcLight Capital Parnters, Kelso & Company and Lehman Brothers n.a. n.a. n.a. 63% 27.5 n.m. n.m. 31.0 n.m. n.m. Buckeye GP Holdings (the G.P.) 10/19/06 Suburban Propane Partners, L.P. 75.0 75.0 100% 100% 5.1 14.7x 6.8% 3.0 25.0x 4.0% Suburban Energy Services Group LLC (the G.P.) 6/12/06 Plains All American Pipeline, L.P. 2,324.9 371.0 16% 100% 4.1 90.5x 1.1% 3.2 117.0x 0.9% Pacific Energy Partners, L.P. 2/15/06 ONEOK, Inc. 40.0 40.0 100% 18% 18.5 12.4x 8.1% 11.2 20.5x 4.9% TransCanada’s GP Interest in Norther Border Partners, L.P. 2/24/05 EPCO, Inc. 1,100.0 1,100.0 100% 100% 68.2 16.1x 6.2% 67.7 16.3x 6.2% TEPPCO 1/14/05 EPCO, Inc. 425.0 67.1 16% 10% 87.9 7.7x 13.0% 67.8 10.0x 10.0% Enterprise Products GP LLC 11/1/04 Valero L.P. 545.2 231.7 43% 100% 14.8 15.6x 6.4% 11.0 21.2x 4.7% Kaneb Pipe Line Partners, L.P. 10/29/04 LB Pacific, L.P. (not disclosed) n.a. n.a. n.a. 100% 1.7 n.a. n.a. 1.2 n.a. n.a. Pacific Energy Partners, L.P. 9/17/04 ONEOK, Inc. 175.0 154.5 88% 83% 17.8 10.5x 9.5% 11.2 16.8x 6.0% Northern Plains (G.P. of Northern Border Partners, L.P.) 3/5/04 Carlyle/Riverstone 235.0 235.0 100% 100% 13.4 17.5x 5.7% 13.4 17.5x 5.7% Glenmoor, Ltd. (parent of G.P. of Buckeye Partners, L.P.) 12/22/03 First Reserve / Corbin Robertson / Mgmt. 115.0 4.0 3% 42% 2.1 7.3x 13.6% 1.0 9.4x 10.6% Arch Coal, Inc.’s G.P. interest in Natural Resource Partners, L.P. 12/15/03 Enterprise Products Partners L.P. 4,633.4 425.0 9% 50% 82.8 10.3x 9.7% 84.5 10.1x 9.9% GulfTerra Energy Partners, L.P. 11/20/03 Vulcan Capital 470.4 78.0 17% 44% 11.2 15.9x 6.3% 10.7 16.5x 6.0% Plains Resources Inc. 11/6/03 Energy Transfer Company 130.0 30.0 23% 100% 4.6 6.5x 15.5% 2.3 13.3x 7.5% U.S. Propane L.P. (G.P. of Heritage Propane Partners, L.P.) 10/3/03 Goldman Sachs n.a. 88.0 n.a. 10% 77.8 11.4x 8.8% 71.3 12.5x 8.0% GulfTerra Energy Partners, L.P. 4/21/03 Madison Dearborn / Riverstone 581.0 133.2 23% 100% 18.7 7.1x 14.1% 5.3 25.2x 4.0% Williams Energy Partners L.P. Mean of 2006-2008 transactions 48.0x 5.5% 52.5x 3.6% Median of 2006-2008 transactions 13.8x 7.3% 22.7x 4.4% Mean of 2004-2008 transactions 32.3x 6.7% 36.1x 4.9% Median of 2004-2008 transactions 14.7x 6.8% 18.6x 5.4% Mean of all transactions 24.4x 8.3% 28.5x 5.9% Median of all transactions 12.4x 8.1% 17.5x 5.7% 36

Minority Squeeze-Out Premiums Paid Analysis Additional Valuation Analysis Precedent North American Minority Squeeze-Outs (Cash Transactions) Transaction % Premia Paid over Average Price for Acquiror Name Target Name Value ($mm) Acquired 1 Day 7 Days 30 Days 90 Days Harold Hamm and Affiliates Hiland Partners LP $40 42.4% 26.6% 9.6% 43.4% (50.0%) Harold Hamm and Affiliates Hiland Holdings GP, LP 27 39.2% 21.2% (8.3%) 13.5% (67.0%) BGH GP Holdings LLC Buckeye GP Holdings LP 179 37.1% 22.5% 28.2% 19.2% (3.7%) Roche Holding AG Genentech Inc 43,655 44.1% 5.7% 9.7% 13.9% 16.1% Bank of Tokyo-Mitsubishi UFJ UnionBanCal Corp,CA 3,707 34.6% 26.3% 30.4% 54.5% 50.8% Nationwide Mutual Insurance Co Nationwide Finl Svcs Inc 2,450 33.5% 37.8% 29.6% 24.4% 17.9% Investor Group Waste Industries USA Inc 272 49.0% 33.5% 39.6% 35.5% 22.0% Investor Group Alfa Corp 890 45.2% 44.7% 42.9% 36.6% 26.9% American Financial Group Inc Great American Finl Res Inc 245 19.0% 13.2% 13.8% 11.5% 7.9% AIG 21st Century Insurance Co 931 38.1% 34.6% 32.8% 28.0% 34.3% Royal Dutch/Shell Group Shell Canada Ltd 7,640 22.0% 21.6% 24.9% 26.9% 9.3% Danisco A/S Genencor International Inc 184 16.0% 23.9% 22.4% 19.9% 19.7% Cox Enterprises Inc Cox Communications Inc 8,390 37.8% 26.0% 24.1% 23.4% 15.0% ICN Pharmaceuticals Inc Ribapharm Inc 187 19.9% 23.0% 26.0% 39.2% 30.1% Samuel J Heyman International Specialty Prods 138 20.0% 35.5% 37.8% 41.2% 19.4% Lennar Corp Fortress Group Inc 112 26.9% 16.8% 20.7% 20.9% 20.7% Sabre Holdings Corp Travelocity.com Inc 447 30.0% 45.8% 43.9% 23.0% 31.5% Toronto-Dominion Bank TD Waterhouse Group Inc 403 11.2% 53.2% 51.4% 36.2% 4.3% Electronic Data Systems Corp Unigraphics Solutions Inc 209 14.0% 52.9% 64.2% 76.9% 66.7% Westfield America Trust Westfield America Inc 598 22.5% 12.5% 12.5% 12.5% 17.6% Ford Motor Co Hertz Corp 734 18.5% 46.4% 43.3% 21.9% 16.8% News Corp Ltd BHC Communications Inc 888 23.9% 16.4% 12.7% 11.1% 10.4% Phoenix Home Life Mutual Phoenix Investment Partners 430 41.0% 44.0% 41.2% 51.5% 78.4% Hartford Fin Svcs Group Inc Hartford Life 1,325 18.5% 18.6% 29.0% 42.9% 26.0% Security Capital Group Inc Homestead Village Inc 157 13.0% 49.1% 57.3% 77.1% 76.5% BP Amoco PLC Vastar Resources Inc 1,576 18.0% 16.2% 31.9% 51.1% 46.9% Alcoa Inc Howmet International Inc 349 15.4% 13.5% 13.0% 13.5% 17.4% Thermo Instrument Systems Inc Thermo BioAnalysis 168 16.0% 51.4% 55.7% 58.2% 59.4% Elyo Trigen Energy Corp 159 47.0% 23.7% 25.3% 27.8% 94.0% Boise Cascade Corp Boise Cascade Office Products 205 18.8% 43.5% 50.5% 56.2% 57.2% McDermott International Inc J Ray McDermott SA 515 37.0% 16.8% 14.2% 15.8% 32.3% Vivendi SA Aqua Alliance Inc 117 17.0% 28.9% 28.9% 78.5% 65.2% Viacom Inc Spelling Entertainment Group 192 19.1% 44.4% 42.7% 44.3% 37.9% Allmerica Financial Corp Citizens Corp 212 18.0% 20.6% 18.9% 22.4% 18.2% Transactions in Last 5 Years Median 35.9% 26.0% 28.2% 24.4% 17.9% Mean 32.3% 26.4% 27.1% 26.7% 19.7% 37

HLND Discounted Cash Flow Analysis Additional Valuation Analysis Management Case Summary Discounted Cash Flow Analysis ($ in millions) Year-End 2010E 2011E 2012E 2013E 2014E 12/31/2014 EBITDA $56.8 $55.7 $53.5 $57.0 $60.7 Change In Working Capital 1.8 1.4 (0.9) 0.3 0.3 Total Capital Expenditures (30.0) (30.0) (30.0) (30.0) (30.0) Unlevered Free Cash Flow $28.5 $27.2 $22.7 $27.3 $31.0 Terminal Value Terminal Flow $51.6 Perp. Growth 2.0% Terminal Value $478.5 Present Value Calculation Time Period 0.5 1.5 2.5 3.5 4.5 5.0 Discount Rate 13.0% 13.0% 13.0% 13.0% 13.0% 13.0% Discount Factor 0.941 0.832 0.737 0.652 0.577 0.543 Present Value of Cash Flows $26.8 $22.6 $16.7 $17.8 $17.9 $259.7 NPV $361.5 Present Value of Terminal Value PV of Based on Perpetuity Growth Rate: Preliminary Enterprise Value Discount Rate of Cash Flows 1.0% 1.5% 2.0% 2.5% 3.0% 1.0% 1.5% 2.0% 2.5% 3.0% 14.0% 99.8 208.2 217.6 227.8 238.9 250.9 308.0 317.4 327.6 338.7 350.7 13.0% 101.8 235.7 247.2 259.7 273.4 288.5 337.5 349.0 361.5 375.2 390.3 12.0% 103.9 268.8 283.0 298.6 315.9 335.1 372.7 386.9 402.5 419.8 439.0 Preliminary Reference Enterprise Value Range $300.0 — $450.0 Less: Net Debt (as of 12/31/09) ($241.7) Preliminary Equity Value Range $58.3 — $208.3 LP Split $52.5 — $187.5 GP Split $5.8 — $20.8 Less: HPGP G&A Expense ($9.8) — ($14.4) Less: HPGP Net Debt (as of 12/31/09) ($4.8) — ($4.8) Implied Equity Value of HPGP ($MM) $21.5 — $109.6 Implied Equity Valued of HPGP / Unit $1.00 — $5.07 38

Additional Financial Detail

Management Case Additional Financial Detail Strip Pricing Management Case ($ in millions, except per unit amounts) 2008A 2009E 2010E 2011E 2012E 2013E 2014E Volumes (Mcf/d) MT Bakken 22,346 21,183 21,183 21,183 21,183 21,183 Badlands 29,473 25,844 24,583 24,583 24,583 24,583 Woodford 30,942 22,405 20,577 20,577 20,577 20,577 Eagle Chief 21,224 18,921 17,893 17,893 17,893 17,893 Kinta 138,046 119,110 113,942 113,942 113,942 113,942 Matli 12,775 9,981 9,173 9,173 9,173 9,173 Worland 2,369 2,350 2,350 2,350 2,350 2,350 Other 2,112 1,993 1,993 1,993 1,993 1,993 ND Bakken 3,029 8,115 9,780 9,780 9,780 9,780 Total Inlet Volumes 252,604 262,316 229,902 221,472 221,472 221,472 221,472 Commodity Prices NYMEX Oil $104.50 $58.85 $81.11 $84.24 $86.02 $87.25 $88.91 NYMEX Gas $9.03 $4.13 $5.72 $6.58 $6.86 $7.05 $7.24 Conway Basket $1.50 $0.90 $1.16 $1.17 $1.23 $1.24 $1.27 MB Basket $0.96 $1.20 $1.22 $1.33 $1.35 $1.37 Financial Summary Revenue from Operations $391.7 $225.6 $292.8 $308.5 $286.2 $292.0 $298.6 Hedging Gain (3.0) 8.8 3.2 — - — -Total Revenue $388.7 $234.3 $296.0 $308.5 $286.2 $292.0 $298.6 Midstream Purchases and Downstream Costs (277.1) (143.2) (203.3) (218.5) (200.9) (205.7) (210.9) Gross Margin $111.7 $91.1 $92.7 $89.9 $85.2 $86.3 $87.7 Operations and Maintenance (30.8) (28.1) (27.9) (28.7) (29.6) (30.5) (31.4) G&A (8.8) (10.4) (8.8) (9.0) (9.2) (9.5) (9.8) Other — 6.4 0.7 0.7 0.7 0.7 0.7 EBITDA $72.1 $59.0 $56.8 $52.9 $47.1 $47.0 $47.2 Growth Capex Wedge EBITDA — - — 2.8 6.4 10.0 13.5 Total EBITDA $72.1 $59.0 $56.8 $55.7 $53.5 $57.0 $60.7 Distributable Cash Flow EBITDA (1) $67.0 $59.0 $56.8 $55.7 $53.5 $57.0 $60.7 Cash Interest Expense, net (13.5) (10.8) (14.5) (14.0) (13.4) (13.5) (14.2) Maintenance Capital Expenditures (6.0) (6.4) (8.0) (8.3) (8.7) (9.0) (9.4) Arrearages — - — - — (25.0) (30.0) Distributable Cash Flow $47.5 $39.8 $34.2 $33.5 $31.5 $9.5 $7.2 Growth Capital Expenditures $42.7 $23.2 $22.0 $21.7 $21.3 $21.0 $20.6 Arrearages Common $11.3 $11.3 $11.3 $11.3 $11.3 $11.3 GP 0.2 0.2 0.2 0.2 0.2 0.2 Total 11.6 11.6 11.6 11.6 11.6 11.6 Beginning Balance $0.0 $11.6 $23.1 $34.7 $46.2 $32.8 New Arrearages 11.6 11.6 11.6 11.6 11.6 11.6 Less: Arrearages Paid Back — - — - (25.0) (30.0) Ending Balance $11.6 $23.1 $34.7 $46.2 $32.8 $14.3 HLND DCF / LP Unit — Basic $3.77 $3.36 $3.06 $3.02 $2.91 $1.00 $0.75 HLND Distribution / LP Unit $3.02 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 LP Unit Coverage Ratio 1.25 x NA NA NA NA NA NA Cash Coverage Ratio 1.42 x NA NA NA NA NA NA HLND Units Outstanding Common - Public 6.3 6.3 6.3 6.3 6.3 6.3 6.3 Sub Units 3.1 3.1 3.1 3.1 3.1 3.1 3.1 New Units — - — - — - -Total Units 9.3 9.3 9.3 9.3 9.3 9.3 9.3 1. 2008A EBITDA includes $5.1mm of non-cash adjustments to DCF. 39

Management Case

Strip Pricing

Additional Financial Detail

Management Case

($ in millions, except per unit amounts)	2008A	2009E	2010E	2011E	2012E	2013E	2014E
HLND DCF / LP Unit - Basic	**$3.77**	**$3.36**	**$3.06**	**$3.02**	**$2.91**	**$1.00**	**$0.75**
HLND Distribution / LP Unit	**$3.02**	**$0.00**	**$0.00**	**$0.00**	**$0.00**	**$0.00**	**$0.00**
LP Unit Coverage Ratio	1.25 x	NA	NA	NA	NA	NA	NA
Cash Coverage Ratio	1.42 x	NA	NA	NA	NA	NA	NA
HLND Units Outstanding							
Common - Public	6.3	6.3	6.3	6.3	6.3	6.3	6.3
Sub Units	3.1	3.1	3.1	3.1	3.1	3.1	3.1
New Units	-	-	-	-	-	-	-
Total Units	9.3	9.3	9.3	9.3	9.3	9.3	9.3
Distributable Cash Flow							
Common Units	$23.7	$21.1	$19.3	$19.0	$18.3	$9.3	$7.0
Subordinated Units	11.5	10.3	9.4	9.2	8.9	-	-
GP	12.2	8.4	5.6	5.2	4.2	0.2	0.1
Total	$47.5	$39.8	$34.2	$33.5	$31.5	$9.5	$7.2
% to GP	25.8%	21.1%	16.4%	15.6%	13.4%	2.0%	2.0%
Distributed Cash Flow							
Common Units	$19.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Units	9.2	-	-	-	-	-	-
GP	5.2	-	-	-	-	-	-
Total	$33.5	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
% to GP	15.6%	NA	NA	NA	NA	NA	NA
HPGP Cash Flow							
Cash Flow from LP Units	$16.3	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Cash Flow from GP Interest	5.2	-	-	-	-	-	-
G&A Expense	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
HPGP Distributable Cash Flow	$20.0	($1.5)	($1.5)	($1.5)	($1.5)	($1.5)	($1.5)
HPGP Units Outstanding	21.6	21.6	21.6	21.6	21.6	21.6	21.6
HPGP DCF / Unit	$0.92	($0.07)	($0.07)	($0.07)	($0.07)	($0.07)	($0.07)
Credit Summary							
Revolver - Beginning Balance	$230.1	$252.1	$243.5	$234.6	$222.1	$213.5	$225.5
Revolver - Increase / (Decrease)	22.0	(8.6)	(8.9)	(12.5)	(8.6)	11.9	13.9
Revolver - Ending Balance	$252.1	$243.5	$234.6	$222.1	$213.5	$225.5	$239.4
Capital Leases	5.1	3.9	3.9	3.9	3.9	3.9	3.9
Total Debt	$257.1	$247.4	$238.5	$226.0	$217.4	$229.3	$243.2
Facility A Line	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0
Outstanding Borrowings	(252.1)	(243.5)	(234.6)	(222.1)	(213.5)	(225.5)	(239.4)
Revolver Availability	$38.9	$47.5	$56.4	$68.9	$77.5	$65.5	$51.6
Total Debt / EBITDA (must be <4.0)	**3.8x**	**4.2x**	**4.2x**	**4.1x**	**4.1x**	**4.0x**	**4.0x**
EBITDA / Interest Expense (must be >3.0x)	**5.0x**	**5.0x**	**3.9x**	**3.9x**	**3.9x**	**4.2x**	**4.2x**
Capital Costs							
Cost of Debt - LIBOR Hedged		4.495%	NA	NA	NA	NA	NA
Cost of Debt - LIBOR Unhedged		3.825%	5.850%	5.850%	5.850%	5.850%	5.850%

BARCLAYS CAPITAL

40

Upside Case Additional Financial Detail Assumes $100.00 / $8.00 starting in 2010 Upside Case ($ in millions, except per unit amounts) 2008A 2009E 2010E 2011E 2012E 2013E 2014E Volumes (Mcf/d) MT Bakken 22,346 21,818 21,818 21,818 21,818 21,818 Badlands 29,473 28,217 28,781 28,781 28,781 28,781 Woodford 30,942 25,466 25,976 25,976 25,976 25,976 Eagle Chief 21,224 20,792 21,208 21,208 21,208 21,208 Kinta 138,046 129,234 131,819 131,819 131,819 131,819 Matli 12,775 11,326 11,553 11,553 11,553 11,553 Worland 2,369 2,421 2,469 2,469 2,469 2,469 Other 2,112 1,993 1,993 1,993 1,993 1,993 ND Bakken 3,029 8,115 9,780 9,780 9,780 9,780 Total Inlet Volumes 252,604 262,316 249,382 255,397 255,397 255,397 255,397 Commodity Prices NYMEX Oil $104.50 $58.85 $100.00 $100.00 $100.00 $100.00 $100.00 NYMEX Gas $9.03 $4.13 $8.00 $8.00 $8.00 $8.00 $8.00 Conway Basket $1.50 $0.90 $1.43 $1.43 $1.43 $1.43 $1.43 MB Basket $0.96 $1.54 $1.54 $1.54 $1.54 $1.54 Financial Summary Revenue from Operations $391.7 $225.6 $417.1 $425.9 $375.9 $375.9 $375.9 Hedging Gain (3.0) 8.8 (1.6) — - - -Total Revenue $388.7 $234.3 $415.5 $425.9 $375.9 $375.9 $375.9 Midstream Purchases and Downstream Costs (277.1) (143.2) (301.6) (307.7) (268.2) (268.2) (268.2) Gross Margin $111.7 $91.1 $113.9 $118.2 $107.6 $107.6 $107.6 Operations and Maintenance (30.8) (28.1) (27.9) (28.7) (29.6) (30.5) (31.4) G&A (8.8) (10.4) (8.8) (9.0) (9.2) (9.5) (9.8) Other — 6.4 0.7 0.7 0.7 0.7 0.7 EBITDA $72.1 $59.0 $78.0 $81.2 $69.5 $68.4 $67.2 Growth Capex Wedge EBITDA — - — 2.8 6.4 10.0 13.5 Total EBITDA $72.1 $59.0 $78.0 $84.0 $75.9 $78.3 $80.7 Distributable Cash Flow EBITDA (1) $67.0 $59.0 $78.0 $84.0 $75.9 $78.3 $80.7 Cash Interest Expense, net (13.5) (10.8) (13.9) (13.9) (13.9) (13.9) (13.8) Maintenance Capital Expenditures (6.0) (6.4) (8.0) (8.3) (8.7) (9.0) (9.4) Arrearages — - (11.6) - - — -Distributable Cash Flow $47.5 $39.8 $44.5 $61.8 $53.4 $55.4 $57.4 Growth Capital Expenditures $42.7 $23.2 $22.0 $21.7 $21.3 $21.0 $20.6 Arrearages Common $11.3 $0.0 $0.0 $0.0 $0.0 $0.0 GP 0.2 - - — - -Total 11.6 — - — - — Beginning Balance $0.0 $11.6 ($0.0) ($0.0) ($0.0) ($0.0) New Arrearages 11.6 — - — - -Less: Arrearages Paid Back — (11.6) — - — -Ending Balance $11.6 ($0.0) ($0.0) ($0.0) ($0.0) ($0.0) HLND DCF / LP Unit — Basic $3.77 $3.36 $3.61 $4.54 $4.09 $4.19 $4.30 HLND Distribution / LP Unit $3.02 $0.00 $2.58 $3.24 $2.91 $2.99 $3.07 LP Unit Coverage Ratio 1.25 x NA 1.40 x 1.40 x 1.40 x 1.40 x 1.40 x Cash Coverage Ratio 1.42 x NA 1.72 x 1.65 x 1.70 x 1.69 x 1.67 x HLND Units Outstanding Common — Public 6.3 6.3 6.3 6.3 6.3 6.3 6.3 Sub Units 3.1 3.1 3.1 3.1 3.1 3.1 3.1 New Units — - — - — - -Total Units 9.3 9.3 9.3 9.3 9.3 9.3 9.3 1. 2008A EBITDA includes $5.1mm of non-cash adjustments to DCF. 41

Upside Case

Additional Financial Detail

Assumes $100.00 / $8.00 starting in 2010

Upside Case

($ in millions, except per unit amounts)	2008A	2009E	2010E	2011E	2012E	2013E	2014E
HLND DCF / LP Unit - Basic	**$3.77**	**$3.36**	**$3.61**	**$4.54**	**$4.09**	**$4.19**	**$4.30**
HLND Distribution / LP Unit	**$3.02**	**$0.00**	**$2.58**	**$3.24**	**$2.91**	**$2.99**	**$3.07**
LP Unit Coverage Ratio	1.25 x	NA	1.40 x	1.40 x	1.40 x	1.40 x	1.40 x
Cash Coverage Ratio	1.42 x	NA	1.72 x	1.65 x	1.70 x	1.69 x	1.67 x
HLND Units Outstanding							
Common - Public	6.3	6.3	6.3	6.3	6.3	6.3	6.3
Sub Units	3.1	3.1	3.1	3.1	3.1	3.1	3.1
New Units	-	-	-	-	-	-	-
Total Units	9.3	9.3	9.3	9.3	9.3	9.3	9.3
Distributable Cash Flow							
Common Units	$23.7	$21.1	$22.7	$28.5	$25.7	$26.4	$27.1
Subordinated Units	11.5	10.3	11.0	13.9	12.5	12.8	13.2
GP	12.2	8.4	10.7	19.4	15.2	16.2	17.2
Total	$47.5	$39.8	$44.5	$61.8	$53.4	$55.4	$57.4
% to GP	25.8%	21.1%	24.1%	31.4%	28.4%	29.2%	30.0%
Distributed Cash Flow							
Common Units	$19.0	$0.0	$16.2	$20.4	$18.3	$18.8	$19.3
Subordinated Units	9.2	-	7.9	9.9	8.9	9.1	9.4
GP	5.2	-	1.8	7.2	4.2	4.9	5.6
Total	$33.5	$0.0	$25.9	$37.5	$31.4	$32.9	$34.3
% to GP	15.6%	NA	7.1%	19.3%	13.4%	15.0%	16.4%
HPGP Cash Flow							
Cash Flow from LP Units	$16.3	$0.0	$13.9	$17.4	$15.7	$16.1	$16.5
Cash Flow from GP Interest	5.2	-	1.8	7.2	4.2	4.9	5.6
G&A Expense	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
HPGP Distributable Cash Flow	$20.0	($1.5)	$14.2	$23.1	$18.4	$19.5	$20.6
HPGP Units Outstanding	21.6	21.6	21.6	21.6	21.6	21.6	21.6
HPGP DCF / Unit	$0.92	($0.07)	$0.66	$1.07	$0.85	$0.90	$0.96
Credit Summary							
Revolver - Beginning Balance	$230.1	$252.1	$243.5	$244.9	$242.9	$244.9	$244.1
Revolver - Increase / (Decrease)	22.0	(8.6)	1.4	(2.0)	2.0	(0.8)	(1.8)
Revolver - Ending Balance	$252.1	$243.5	$244.9	$242.9	$244.9	$244.1	$242.2
Capital Leases	5.1	3.9	3.9	3.9	3.9	3.9	3.9
Total Debt	$257.1	$247.4	$248.7	$246.7	$248.8	$247.9	$246.1
Facility A Line	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0
Outstanding Borrowings	(252.1)	(243.5)	(244.9)	(242.9)	(244.9)	(244.1)	(242.2)
Revolver Availability	$38.9	$47.5	$46.1	$48.1	$46.1	$46.9	$48.8
Total Debt / EBITDA (must be <4.0)	**3.8x**	**4.2x**	**3.2x**	**2.9x**	**3.3x**	**3.2x**	**3.1x**
EBITDA / Interest Expense (must be >3.0x)	**5.0x**	**5.0x**	**5.6x**	**6.0x**	**5.4x**	**5.6x**	**5.8x**
Capital Costs							
Cost of Debt - LIBOR Hedged		4.495%	NA	NA	NA	NA	NA
Cost of Debt - LIBOR Unhedged		3.825%	5.500%	5.500%	5.500%	5.500%	5.500%

BARCLAYS CAPITAL

42

Downside Case Additional Financial Detail Strip Pricing Downside Case ($ in millions, except per unit amounts) 2008A 2009E 2010E 2011E 2012E 2013E 2014E Volumes (Mcf/d) MT Bakken 22,346 17,794 17,794 17,794 17,794 17,794 Badlands 29,473 23,012 23,012 23,012 23,012 23,012 Woodford 30,942 20,769 20,769 20,769 20,769 20,769 Eagle Chief 21,224 16,956 16,956 16,956 16,956 16,956 Kinta 138,046 105,395 105,395 105,395 105,395 105,395 Matli 12,775 9,237 9,237 9,237 9,237 9,237 Worland 2,369 1,974 1,974 1,974 1,974 1,974 Other 2,112 1,993 1,993 1,993 1,993 1,993 ND Bakken 3,029 8,115 9,780 9,780 9,780 9,780 Total Inlet Volumes 252,604 262,316 205,244 206,909 206,909 206,909 206,909 Commodity Prices NYMEX Oil $104.50 $58.85 $81.11 $84.24 $86.02 $87.25 $88.91 NYMEX Gas $9.03 $4.13 $5.72 $6.58 $6.86 $7.05 $7.24 Conway Basket $1.50 $0.90 $1.16 $1.17 $1.23 $1.24 $1.27 MB Basket $0.96 $1.20 $1.22 $1.33 $1.35 $1.37 Financial Summary Revenue from Operations $391.7 $225.6 $263.1 $288.6 $268.3 $273.7 $279.5 Hedging Gain (3.0) 8.8 3.2 — - — -Total Revenue $388.7 $234.3 $266.4 $288.6 $268.3 $273.7 $279.5 Midstream Purchases and Downstream Costs (277.1) (143.2) (182.9) (205.1) (188.7) (193.2) (198.1) Gross Margin $111.7 $91.1 $83.5 $83.5 $79.6 $80.5 $81.4 Operations and Maintenance (30.8) (28.1) (27.9) (28.7) (29.6) (30.5) (31.4) G&A (8.8) (10.4) (8.8) (9.0) (9.2) (9.5) (9.8) Other — 6.4 0.7 0.7 0.7 0.7 0.7 EBITDA $72.1 $59.0 $47.6 $46.5 $41.4 $41.3 $41.0 Growth Capex Wedge EBITDA — - — - — - -Total EBITDA $72.1 $59.0 $47.6 $46.5 $41.4 $41.3 $41.0 Distributable Cash Flow EBITDA (1) $67.0 $59.0 $47.6 $46.5 $41.4 $41.3 $41.0 Cash Interest Expense, net (13.5) (10.8) (14.3) (12.9) (11.7) (10.1) (9.6) Maintenance Capital Expenditures (6.0) (6.4) (8.0) (8.0) (8.4) (8.8) (9.1) Arrearages — - — - — (5.0) (20.0) Distributable Cash Flow $47.5 $39.8 $25.3 $25.6 $21.4 $17.4 $2.2 Growth Capital Expenditures $42.7 $23.2 $0.0 $0.0 $0.0 $0.0 $0.0 Arrearages Common $11.3 $11.3 $11.3 $11.3 $11.3 $11.3 GP 0.2 0.2 0.2 0.2 0.2 0.2 Total 11.6 11.6 11.6 11.6 11.6 11.6 Beginning Balance $0.0 $11.6 $23.1 $34.7 $46.2 $52.8 New Arrearages 11.6 11.6 11.6 11.6 11.6 11.6 Less: Arrearages Paid Back — - — - (5.0) (20.0) Ending Balance $11.6 $23.1 $34.7 $46.2 $52.8 $44.3 HLND DCF / LP Unit — Basic $3.77 $3.36 $2.52 $2.55 $2.21 $1.82 $0.23 HLND Distribution / LP Unit $3.02 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 LP Unit Coverage Ratio 1.25 x NA NA NA NA NA NA Cash Coverage Ratio 1.42 x NA NA NA NA NA NA HLND Units Outstanding Common — Public 6.3 6.3 6.3 6.3 6.3 6.3 6.3 Sub Units 3.1 3.1 3.1 3.1 3.1 3.1 3.1 New Units — - — - — - -Total Units 9.3 9.3 9.3 9.3 9.3 9.3 9.3 1. 2008A EBITDA includes $5.1mm of non-cash adjustments to DCF. 43

Downside Case

Additional Financial Detail

Strip Pricing

Downside Case

($ in millions, except per unit amounts)	2008A	2009E	2010E	2011E	2012E	2013E	2014E
HLND DCF / LP Unit - Basic	**$3.77**	**$3.36**	**$2.52**	**$2.55**	**$2.21**	**$1.82**	**$0.23**
HLND Distribution / LP Unit	**$3.02**	**$0.00**	**$0.00**	**$0.00**	**$0.00**	**$0.00**	**$0.00**
LP Unit Coverage Ratio	1.25 x	NA	NA	NA	NA	NA	NA
Cash Coverage Ratio	1.42 x	NA	NA	NA	NA	NA	NA
HLND Units Outstanding							
Common - Public	6.3	6.3	6.3	6.3	6.3	6.3	6.3
Sub Units	3.1	3.1	3.1	3.1	3.1	3.1	3.1
New Units	-	-	-	-	-	-	-
Total Units	9.3	9.3	9.3	9.3	9.3	9.3	9.3
Distributable Cash Flow							
Common Units	$23.7	$21.1	$15.9	$16.0	$13.9	$11.5	$2.2
Subordinated Units	11.5	10.3	7.7	7.8	6.7	5.6	-
GP	12.2	8.4	1.7	1.7	0.7	0.3	0.0
Total	$47.5	$39.8	$25.3	$25.6	$21.4	$17.4	$2.2
% to GP	25.8%	21.1%	6.6%	6.8%	3.5%	2.0%	2.0%
Distributed Cash Flow							
Common Units	$19.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Units	9.2	-	-	-	-	-	-
GP	5.2	-	-	-	-	-	-
Total	$33.5	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
% to GP	15.6%	NA	NA	NA	NA	NA	NA
HPGP Cash Flow							
Cash Flow from LP Units	$16.3	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Cash Flow from GP Interest	5.2	-	-	-	-	-	-
G&A Expense	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)
HPGP Distributable Cash Flow	$20.0	($1.5)	($1.5)	($1.5)	($1.5)	($1.5)	($1.5)
HPGP Units Outstanding	21.6	21.6	21.6	21.6	21.6	21.6	21.6
HPGP DCF / Unit	$0.92	($0.07)	($0.07)	($0.07)	($0.07)	($0.07)	($0.07)
Credit Summary							
Revolver - Beginning Balance	$230.1	$252.1	$243.5	$222.2	$195.7	$175.9	$159.0
Revolver - Increase / (Decrease)	22.0	(8.6)	(21.3)	(26.5)	(19.8)	(16.9)	(1.8)
Revolver - Ending Balance	$252.1	$243.5	$222.2	$195.7	$175.9	$159.0	$157.2
Capital Leases	5.1	3.9	3.9	3.9	3.9	3.9	3.9
Total Debt	$257.1	$247.4	$226.1	$199.6	$179.8	$162.8	$161.0
Facility A Line	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0	$291.0
Outstanding Borrowings	(252.1)	(243.5)	(222.2)	(195.7)	(175.9)	(159.0)	(157.2)
Revolver Availability	$38.9	$47.5	$68.8	$95.3	$115.1	$132.0	$133.8
Total Debt / EBITDA (must be <4.0)	**3.8x**	**4.2x**	**4.8x**	**4.3x**	**4.4x**	**4.0x**	**4.0x**
EBITDA / Interest Expense (must be >3.0x)	**5.0x**	**5.0x**	**3.3x**	**3.5x**	**3.5x**	**4.0x**	**4.2x**
Capital Costs							
Cost of Debt - LIBOR Hedged		4.495%	NA	NA	NA	NA	NA
Cost of Debt - LIBOR Unhedged		3.825%	5.850%	5.850%	5.850%	5.500%	5.500%

BARCLAYS CAPITAL

44

Unit Price Performance

12-Month Unit Price Performance Unit Price Performance Indexed Unit Price Performance - HPGP(1) Indexed Unit Price Performance — HLND(2) Indexed Price Indexed Price 160 120 140 100 120 80 100 80 60 60 40 40 20 20 0 0 10/28/2008 1/27/2009 4/29/2009 7/29/2009 10/29/2009 10/28/2008 1/27/2009 4/29/2009 7/29/2009 10/29/2009 HPGP GP Peers HLND G&P Peers Absolute Unit Price Performance — HPGP Absolute Unit Price Performance — HLND Unit Price Volume (‘000) Unit Price Volume (‘000) 1,000 $30.00 700 $14.40 900 $12.80 $25.00 600 800 $11.20 700 500 $20.00 $9.60 600 400 $8.00 500 $15.00 $6.40 300 400 $4.80 $10.00 300 200 $3.20 200 $5.00 100 $1.60 100 $0.00 0 $0.00 0 10/28/2008 1/27/2009 4/29/2009 7/29/2009 10/29/2009 10/28/2008 1/27/2009 4/29/2009 7/29/2009 10/29/2009 Volume Traded HPGP Volume Traded HLND 1. GP Peers includes AHGP, AHD, BGH, XTXI, ETE, EPE, NRGP, NSH and PVG. 2. G&P Peers includes APL, CPNO, XTEX, DPM, MWE, MMLP, NGLS, and WPZ. 45